SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant    ☐

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☐    Preliminary Proxy Statement

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☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material under Rule 14a-12

Heidrick & Struggles International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

DATE:	May 23, 2013
TIME:	9:00 a.m. Eastern Daylight Time
PLACE:	Law Offices of Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017-3954

April 24, 2013

Greetings to the stockholders of Heidrick & Struggles International, Inc. I am pleased to invite you to attend our Annual Meeting of Stockholders.

The meeting will be held on May 23, 2013 at 9:00 a.m. Eastern Daylight Time at the Law Offices of Simpson Thacher & Bartlett LLP located at 425 Lexington Avenue, New York, NY 10017-3954.

The Notice of Annual Meeting of Stockholders accompanying this letter describes the business we will be transacting at the meeting.

Whether or not you plan to attend the Annual Meeting in person, I urge you to sign, date and return the enclosed Proxy Card as soon as possible so that your shares will be represented at the meeting. The vote of every stockholder is important!

I look forward to seeing you on May 23.

Sincerely,

L. Kevin Kelly

Chief Executive Officer

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

233 South Wacker Drive, Suite 4200

Chicago, Illinois 60606-6303

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	May 23, 2013
TIME:	9:00 a.m. Eastern Daylight Time
PLACE:	Law Offices of Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017-3954

Dear Stockholders:

At our Annual Meeting, we will ask you to:

I.	Elect three (3) directors to serve on the Board of Directors until the Annual Meeting in 2016;

II.	Conduct an advisory vote to approve our executive compensation;

III.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013; and

IV.	Transact any other business that may properly come before the Annual Meeting, or any adjournment of the Annual Meeting.

If you were a stockholder of record at the close of business on April 1, 2013, you are entitled to vote at the Annual Meeting or any adjournment of the meeting. A stockholder list will be available at our principal executive offices located at 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606, beginning April 24, 2013 during normal business hours, for examination by any stockholder registered on our stock ledger as of April 1, 2013, for any purpose germane to the Annual Meeting.

Your attention is called to the accompanying Proxy Card and Proxy Statement. A copy of our Annual Report to Stockholders (including our Annual Report on Form 10-K) for the year ended December 31, 2012 is also enclosed.

Sincerely,

Stephen W. Beard

Secretary

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting in person, please sign and return the Proxy Card in the enclosed postage prepaid envelope so your shares may be voted.

VOTING INFORMATION

Proxy Solicitation.    The Board of Directors of Heidrick & Struggles International, Inc. (“Heidrick & Struggles” or the “Company”) is furnishing you with this Proxy Statement in connection with the solicitation of your proxy for the Annual Meeting of Stockholders to be held on May 23, 2013 and at any adjournment thereof. The Company may also use its officers and other employees to solicit proxies from stockholders, personally or by telephone, facsimile, letter or electronic mail. The Company will pay all costs associated with the solicitation of proxies. The Company has retained Alliance Advisors, L.L.C. to aid in the solicitation of proxies. The Company will pay Alliance Advisors, L.L.C. $7,500 as compensation for its services and will reimburse it for its reasonable out-of-pocket expenses. If the Company requests banks, brokers or other stockholder nominees to solicit proxies from beneficial owners of shares held in “street name” (as described below), the Company will reimburse them for their reasonable out-of-pocket expenses.

Annual Meeting of Stockholders.    The Annual Meeting of Stockholders will be held on May 23, 2013 at 9:00 a.m. Eastern Daylight Time at the Law Offices of Simpson Thacher & Bartlett LLP located at 425 Lexington Avenue, New York, New York 10017-3954. If you need directions to the Annual Meeting, please contact Julie Creed, Vice President, Investor Relations at 1-312-496-1200. This Proxy Statement and the Proxy Card are first being mailed on or about April 24, 2013 to Company stockholders entitled to notice of, and to vote at, the Annual Meeting.

Record Date.    Each share of Company common stock that you owned as of April 1, 2013, the record date for the Annual Meeting, entitles you to one vote. On April 1, 2013, there were 18,059,308 shares of Company common stock outstanding.

Voting.    As a stockholder of record, you may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (i) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose; (ii) by completing your proxy using the toll-free telephone number listed on the proxy card; or (iii) by completing your proxy via the Internet at the website address listed on the proxy card. If you attend the Annual Meeting, you may vote in person at the meeting even if you have previously completed your proxy by mail, telephone or via the Internet.

Shareholder of Record and Shares Held in Street Name.    If your shares of Company common stock are registered directly in your name with our transfer agent, Computershare, you are considered a “shareholder of record” of those shares. If your shares are held on your behalf by a third party such as your bank, broker or another nominee (“Broker”) and are registered in the name of your Broker, thereby making the Broker the stockholder of record and you the beneficial owner, we refer to your shares as being held in “street name.” As the beneficial owner of your “street name” shares, you are entitled to instruct your Broker as to how to vote your shares. Your Broker will provide you with information as to the manner in which you are able to instruct the voting of your “street name” shares. If your shares are held in “street name” and you wish to attend the Annual Meeting in person and vote at the Annual Meeting, you will need to obtain a legal proxy in your name from your Broker.

If your shares are held in “street name,” your Broker is required to vote those shares in accordance with your instructions. If you do not give instructions, your Broker will only be entitled to vote your shares with respect to “discretionary” matters but not with respect to “non-discretionary” matters. For this Annual Meeting, the only “discretionary” matter will be Proposal III, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year. All other proposals are “non-discretionary matters”, which means your Broker may not vote your shares without voting instructions from you.

A “broker non-vote” occurs when your Broker submits a proxy for the Annual Meeting with respect to the ratification of the appointment of KPMG LLP as our independent registered public accounting firm but does not vote on the non-discretionary matters because you did not provide voting instructions for those matters. “Broker non-votes” are not counted as votes for or against a proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal. We do, however, count “broker non-votes” for the purpose of determining a quorum. If your shares are held in “street name” by your Broker, please check the instruction card provided by your Broker or contact your Broker to determine whether you will be able to vote by telephone or via the Internet.

Revoking a Proxy.    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by: (i) delivering to the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly completing a later-dated proxy relating to the same shares and presenting it to the Secretary of the Company before the taking of the vote at the Annual Meeting or; (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the Company’s Secretary at the Company’s principal executive offices, the address of which is noted on the Notice of Annual Meeting, or hand delivered to the Secretary of the Company, before the taking of the vote at the Annual Meeting.

Quorum.    The holders of a majority of the issued and outstanding stock of the Company present either in person or by proxy at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. The inspector of election appointed for the Annual Meeting will determine whether a quorum is present. Shares that abstain from voting on any proposal and “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum exists at the Annual Meeting. For purposes of determining the outcome of any matter as to which a Broker has not received instructions, and for which it does not have discretionary voting authority, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for purposes of determining whether a quorum exists and may be entitled to vote on other matters).

Required Votes.

Regarding Proposal I—Election of Directors, pursuant to the Company’s by-laws, directors are elected by a plurality vote of all votes cast for the election of directors at the Annual Meeting and, therefore, the three nominees for director who receive the most votes will be elected. See “Majority Vote Policy” on page 3. Stockholders will not be allowed to cumulate their votes in the election of directors. Shares that abstain from voting will not affect the outcome of the election of directors. Uncontested elections of directors are not considered to be “discretionary” matters and, as a result, Brokers are not authorized to vote “street name” shares in the absence of instructions from the beneficial owner. Thus if you do not provide specific instructions to your Broker on how to vote any of your “street name” shares with respect to the election of our directors, your Broker will not be able to vote those shares and a “broker non-vote” will occur. “Broker non-votes” will not affect the outcome of our director election. With respect to shares held in “street name” by your Broker, we strongly encourage you to provide instructions to such Broker as to how to vote on the election of directors by signing, dating and returning to the Broker the proxy card provided by that Broker. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES.

Regarding Proposal II—Executive Compensation, an affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting, and entitled to vote on such matter at the Annual Meeting, is required for approval. Votes withheld and abstentions are deemed “present” at the Annual Meeting and are counted for quorum purposes and will have the same effect as a vote against the matter. Broker non-votes, if any, will have the same effect as a vote against Proposal II. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL II.

Regarding Proposal III—Independent Registered Accounting Firm, an affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting, and entitled to vote on such matter at the

Annual Meeting, is required for approval. Unlike the other proposals, Proposal III involves a matter on which a Broker does have discretionary authority to vote and as a result, if you do not instruct your Broker as to how you want to vote your shares, your Broker is entitled to vote your shares in its discretion. With respect to Proposal III, an abstention will have the same effect as a vote against Proposal III. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL III.

The inspector of election appointed for the Annual Meeting will tabulate votes.

Voting Proxies.    The persons named as attorneys-in-fact in this proxy statement, Richard W. Pehlke and Stephen W. Beard, were selected by the Board of Directors and are officers of the Company. Each executed proxy card returned prior to the taking of the vote at the Annual Meeting will be voted. Where a choice has been specified in an executed proxy with respect to the matters to be acted upon at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted: (i) FOR the three nominees for election to the Board of Directors; (ii) FOR the advisory vote to approve of the Company’s compensation of executive officers; and (iii) FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the 2013 fiscal year.

Majority Vote Policy.    The Company’s Corporate Governance Guidelines provide that, in any uncontested election, any nominee for director who does not receive a majority of votes cast “FOR” his or her election is required to tender his or her resignation promptly following the failure to receive the required vote. The Corporate Governance Guidelines require the Nominating and Board Governance Committee of the Board of Directors to make recommendations to the Board with respect to any such resignation. The Board is required to take action with respect to this recommendation and to disclose its decision-making process. Full details of this policy are set forth under “Practices—Resignation for Majority Withheld Vote” in the Company’s Corporate Governance Guidelines, a copy of which is included in the Company Leadership section of the Company’s website at: http://www.heidrick.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 23, 2013.

The Proxy Statement and the Company’s Annual Report are available at http://www.heidrick.com/proxy.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company’s Amended and Restated Certificate of Incorporation provides for its authorized capital stock to consist of 100,000,000 shares of common stock, $.01 par value per share, of which 18,059,308 shares were issued and outstanding on April 1, 2013 and 10,000,000 shares of preferred stock, $.01 par value per share, none of which have been issued. The Company’s common stock is listed on the NASDAQ Stock Market under the symbol “HSII.”

Each stockholder is entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to receive dividends if and when dividends are declared by the Board of Directors and out of funds legally available, after the required dividends are paid on outstanding preferred stock, if any. On September 19, 2007, the Board of Directors approved the initiation of a quarterly cash dividend in the amount of $0.13 per share and the dividend has been reauthorized by the Board for each succeeding fiscal quarter up to the present. In the event of the Company’s liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock. The shares of common stock have no preemptive or conversion rights and are not subject to the Company’s further calls or assessment. There are no redemption or sinking fund provisions applicable to the common stock.

PROPOSAL I

ELECTION OF CLASS II DIRECTORS

The Board of Directors currently has nine members, one of whom is a Company employee and eight of whom are non-employees.

The Board of Directors is divided into three classes (Classes I, II, and III) for purposes of election. The Company’s Amended and Restated Certificate of Incorporation calls for each class to consist, as nearly as possible, of one-third of the total number of directors that make up the Board of Directors. One class is elected at each Annual Meeting of Stockholders to serve for a three-year term. The Board of Directors recommends that three (3) directors be elected at the Annual Meeting as Class II directors to hold office for a three-year term expiring in 2016. Directors who are not standing for election this year will continue in office for the remainder of their respective terms.

The Board of Directors has recommended and nominated each of the following persons to be reelected to the Board of Directors as Class II directors with terms expiring in 2016: Messrs. Beattie, Fazio and Foster.

Subject to the exceptions set forth in the “Voting Information” section of this proxy statement, a completed Proxy will be voted FOR the election of each of the three nominees unless it indicates to withhold authority to vote for one or more of the nominees. Proxies cannot be voted for more than three nominees.

If any nominee ceases to be a candidate for election for any reason, the Proxy will be voted for a substitute nominee designated by the Company’s Board of Directors. Messrs. Beattie, Fazio and Foster have accepted their nomination as Class II directors. The Board of Directors currently has no reason to believe that any nominee will not remain a candidate for election as a director or will be unwilling to serve as a director if elected.

Below is certain information about each director nominee and each director whose term of office will continue after the Annual Meeting, including a summary of the specific experience, qualifications, attributes and skills that led the Nominating and Board Governance Committee to conclude that such individual is qualified to serve as a director. There are no family relations among any directors, executive officers, or persons nominated to become a director.

NOMINEES FOR ELECTION AS CLASS II DIRECTORS

(Directors with Terms Expiring in 2013)

Name	Age	Principal Occupation and Employment History	Director Since
Richard I. Beattie	74	Mr. Beattie has served as Senior Chairman of Simpson Thacher & Bartlett LLP, an international law firm, since January 1, 2013. From 2004 until December 31, 2012, Mr. Beattie was Chairman of Simpson Thacher & Bartlett, and from 1991 until 2004, he was Chairman of the Executive Committee of Simpson Thacher & Bartlett. Mr. Beattie has practiced law at the firm since 1968. Mr. Beattie serves on the board of directors of Harley-Davidson, Inc. and Evercore Partners, Inc. Mr. Beattie’s extensive experience in public company board counseling and as an accomplished M&A and crisis management attorney, including serving as the chair of a large international law firm, has provided him with broad management expertise, extensive experience in the career development and retention of professional service employees and a deep understanding of corporate governance, regulatory, financial and legal matters.	03/2002

John A. Fazio	69	Mr. Fazio is a former Senior General Practice Partner of PricewaterhouseCoopers, a global accounting and professional services company. Mr. Fazio retired from PricewaterhouseCoopers in 2000 following 35 years of service to the global accounting and professional services company. A Certified Public Accountant and Certified Management Accountant, Mr. Fazio held a variety of senior positions in accounting, auditing, consulting, and administration at PricewaterhouseCoopers. Mr. Fazio serves on the board of directors of Sequenom, Inc. and has also served on the boards of ImClone Systems, Inc. and Dendrite International, Inc. The Board greatly values Mr. Fazio’s extensive financial and Big Four accounting expertise. This experience has led our Board to conclude that he is an “audit committee financial expert” as the SEC defines that term. Mr. Fazio’s accounting and financial skills are critical to the oversight of our financial reporting, enterprise and operational risk management.	09/2003

Mark Foster	53	Mr. Foster, served as Group Chief Executive—Management Consulting of Accenture plc (“Accenture”), a global management consulting, technology services and outsourcing company, from September 2006 until his retirement from Accenture in March 2011. In addition, Mr. Foster was the head of Accenture’s Global Markets area from September 2009 until March 2011. Prior to that, Mr. Foster served as Accenture’s Group Chief Executive—Products Operating Group from March 2002 to September 2006. Prior to that, Mr. Foster worked in a variety of positions of increasing responsibility in his 26-year career at Accenture. Mr. Foster serves as a non-executive director of Fidessa PLC, a FTSE 250 software company headquartered in the United Kingdom. Mr. Foster also serves as Chairman of the International Business Leaders Forum, a member of the Board of Directors of the Royal Shakespeare Company and a Commission for the UK government’s Independent Commission for Aid Impact. Our Board greatly benefits from Mr. Foster’s experience as a leader in a client-facing professional services firm. Mr. Foster’s experience gives him a deep understanding of our industry, including the issues that we face on a day to day basis and the clients that we serve. In addition, Mr. Foster has broad international experience and a proven ability to develop and implement strategy at a global services firm.	05/2011

CLASS I DIRECTORS

(Directors with Terms Expiring in 2014)

Name	Age	Principal Occupation and Employment History	Director Since
L. Kevin Kelly	47	Mr. Kelly has served as our Chief Executive Officer since September 2006. Prior to that, Mr. Kelly served as President of the Company’s Europe, Middle East, and Africa (EMEA) and Asia Pacific regions. From 2002 to 2005, he was Regional Managing Partner, Asia Pacific, and he also led the Company’s Tokyo office during 2002. He joined Heidrick & Struggles in 1997. Mr. Kelly’s sixteen year career with Heidrick & Struggles, which culminated with his appointment as Chief Executive Officer, is one in which he has been entrusted with a number of key leadership roles of increasing responsibility. His performance in these roles, including service as Regional Managing Partner of two of the Company’s three geographic regions, including its fastest-growing one, give him an in-depth understanding of Heidrick & Struggles’ business operations, including its strategic opportunities, employees, clients, and competitors.	09/2006

Robert E. Knowling, Jr.	57	Mr. Knowling is the Chairman of Eagles Landing Partners, a strategic management consulting company. Previously, Mr. Knowling served as Chief Executive Officer of Telwares Communications, LLC (formerly Vercuity Solutions, Inc.), a supplier of telecom expense management services, from April 2005 to May 2009. From January 2002 to April 2005, Mr. Knowling was Chief Executive Officer of the New York City Leadership Academy at the New York City Board of Education. From February 2001 to January 2003, Mr. Knowling was Chairman and Chief Executive Officer of Simdesk Technologies, Inc., a software development company. From July 1998 to November 2000, Mr. Knowling was Chairman, President and Chief Executive Officer of Covad Communications, a broadband service provider. Mr. Knowling also serves on the boards of directors of Roper Industries, Inc. and The Bartech Group and has served as a member of the boards of Immune Response Corporation, Aprimo, Inc. Hewlett-Packard and Ariba, Inc. Mr. Knowling is our longest-serving director and he brings to the Board a broad array of institutional knowledge and historical perspective on our business. Having served in senior corporate management roles since 1996, including as a Chief Executive Officer since 1998, Mr. Knowling is able to deliver important insights to our management team and other directors on subjects ranging from executive compensation and corporate governance to procurement and technology matters.	09/2000

V. Paul Unruh	64	Mr. Unruh is the former Vice Chairman of Bechtel Group, Inc., a global engineering and construction services company. Mr. Unruh retired from Bechtel in 2003 after more than 25 years of service to the company. Mr. Unruh held numerous leadership positions at Bechtel, including President of Bechtel Enterprises from 1997 to 2001, Chief Financial Officer from 1992 to 1996, Controller from 1987 to 1991, Treasurer from 1983 to 1986 and Manager of Financial Systems Development from 1978 to 1982. Mr. Unruh also serves on the boards of directors of Move, Inc. and Symantec Corporation. Mr. Unruh’s experience as Chief Financial Officer of one of the world’s 10 largest private companies and in other senior finance roles has provided him with broad and valuable experience in accounting, financial reporting, and financial systems. This experience has led our Board to conclude that he is an “audit committee financial expert” as the SEC defines that term. In addition, as the former President of Bechtel Enterprises, he brings broad executive management expertise to our Board.	07/2004

CLASS III DIRECTORS

(Directors with Terms Expiring in 2015)

Name	Age	Principal Occupation and Employment History	Director Since
Jane D. Hartley	63	Ms. Hartley has served as Chief Executive Officer of Observatory Group, LLC, an advisory firm, since 2007. From 1996 to 2007, Ms. Hartley was Chief Executive Officer of G-7 Group, Inc., and from 1993 to 1995, Chief Operating Officer of G-7 Group, Inc. In 1989, Ms. Hartley was Vice President and Station Manager of WWOR-TV, owned by MCA Corporation (now Universal Studios), and from 1985 to 1989, Vice President, Marketing of MCA Corporation. From 1981 until 1985, Ms. Hartley was Vice President, Corporate Communications, at Westinghouse Broadcasting, and Vice President, New Markets Development, for Group W Cable. From 1977 until 1981, Ms. Hartley worked in the Carter Administration at the White House as Senior Assistant in the Office of Public Liaison and as Director, Congressional Relations, Department of Housing and Urban Development. Ms. Hartley serves on the boards of the New School and Sesame Workshop and is a member of the Council on Foreign Relations. Additionally, Ms. Hartley is Vice Chair, a Trustee and a member of the Executive Committee of the Economic Club of New York, is a member of the Boards of Overseers and Managers of Memorial Sloan Kettering Cancer Center and serves on the Executive Committee and is a member of the Dean’s Council of the Harvard Kennedy School of Government. Ms. Hartley is also a Presidential appointee to the Board of Directors of the Corporation for National and Community Service. Ms. Hartley was first elected to our Board in 2009 and has proven to be an important contributor to the Board’s deliberations. Ms. Hartley provides critical insight and perspective on general strategic and business matters stemming from her extensive senior executive and management experience and the Board has benefited from her considerable experience in monitoring and evaluating monetary, fiscal, and legislative policies around the globe.	05/2009

Gary E. Knell	59	Mr. Knell has served as President and Chief Executive Officer of National Public Radio, Inc. (“NPR”) since December 2011. Prior to joining NPR, Mr. Knell served as President and Chief Executive Officer of Sesame Workshop (formerly known as Children’s Television Workshop) from 2000 to November 2011. From 1998 to 2000, Mr. Knell was Chief Operations Officer of Children’s Television Workshop. From 1996 to 1997, Mr. Knell was President and Managing Director of Manager Media International. From 1989 to 1996, Mr. Knell was Executive Vice President for Corporate Affairs at Children’s Television Workshop. From 1982 to 1989, Mr. Knell headed Governmental, Business and Legal Affairs and served as Board Secretary for WNET/THIRTEEN. From 1978 to 1981, he was Counsel to the United States Senate Judiciary Subcommittee on Administrative Practice and Procedure and the Governmental Affairs Subcommittee on Intergovernmental Relations. From 1976 to 1977, he was the legal assistant to the Governor of California. Mr. Knell also serves on the boards of directors of the Jacob Burns Film Center and Common Sense Media, and on the Board of Governors of the National Geographic Education Foundation. Mr. Knell brings to our Board a wide range of experience in senior leadership positions in both the public and private sectors, including over 20 years of senior operations and executive management experience with Sesame Workshop and its predecessor. In addition to his broad business skills and experience, executive leadership and global expertise and knowledge of complex legal matters, Mr. Knell also has significant experience in governmental affairs.	09/2007

Jill Kanin-Lovers	61	Ms. Kanin-Lovers is the former Senior Vice President for Human Resources and Workplace Management of Avon Products, Inc., a global cosmetics company, where she held that position from 1998 to 2004. Previously, Ms. Kanin-Lovers held executive-level positions in human resources at International Business Machines Corporation (“IBM”), a global technology company, from 1995 to 1998 and American Express Company, a diversified global travel and financial services company, from 1992 to 1995. Prior to that, Ms. Kanin-Lovers worked at Towers Perrin for 17 years, leaving that company in 1992 as a Vice President and Principal. Ms. Kanin-Lovers also serves on the board of directors of Dot Foods, Inc. Ms. Kanin-Lovers was formerly a director of Alpharma, Inc., BearingPoint, Inc., which filed for reorganization under Chapter 11 on February 18, 2009, and First Advantage Corporation. Our Board benefits from Ms. Kanin-Lovers’ extensive senior management and board experience, as well as her subject matter expertise, particularly within the areas of human resources, workplace management, and executive compensation. Her experience positions her to advise management on a wide range of strategic, financial and governance matters.	06/2004

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF RICHARD I. BEATTIE, JOHN A. FAZIO AND MARK FOSTER TO THE BOARD OF DIRECTORS.

CORPORATE GOVERNANCE

Board of Directors and Stockholder Meetings.    The Board of Directors met eight times during 2012. Each of the directors attended at least 75 percent of the meetings of the Board and the committees of which he or she was a member. The Company expects directors to attend the Annual Meeting of Stockholders unless circumstances impair their ability to do so. All of the Company’s directors attended the 2012 Annual Meeting of Stockholders in person.

Director Independence.    Each year, the Board of Directors reviews the relationships of each director with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ Stock Market, Inc. Listing Rules (the “NASDAQ Rules”), and who the Board of Directors affirmatively determine have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The Board of Directors has adopted Director Independence Standards to use in evaluating the independence of directors. After a review of the relevant information, the Board of Directors has determined that Richard I. Beattie, John A. Fazio, Mark Foster, Jane D. Hartley, Jill Kanin-Lovers, Gary E. Knell, Robert E. Knowling, Jr. and V. Paul Unruh are independent directors of the Company within the meaning of applicable NASDAQ Rules and the Company’s Director Independence Standards. You can access the Director Independence Standards in the Company Leadership section of the Company’s website at: http://www.heidrick.com.

Corporate Governance Guidelines.    The Board of Directors has adopted corporate governance guidelines to help it fulfill its responsibilities to the stockholders in overseeing the work of management and the Company’s business results. These guidelines are intended to ensure that the Board of Directors has the necessary authority and procedures in place to review and evaluate the business operations of the Company, as needed, and to make decisions that are independent of management. In addition, the guidelines are intended to align the interests of directors and management with those of the Company’s stockholders. A copy of the Corporate Governance Guidelines is available in the Company Leadership section of the Company’s website at: http://www.heidrick.com.

Board Leadership Structure.    While the Board has not adopted a policy regarding the separation of the positions of Chairman of the Board and Chief Executive Officer, the Board has determined that different individuals should hold those positions in recognition of particular roles and responsibilities of each position. Since September 11, 2006, the Board has been led by an independent Non-Executive Chairman, who is responsible for setting the agendas and presiding over meetings of the Board of Directors (including executive sessions of the independent directors). The Chairman also provides feedback and counsel to the Chief Executive Officer. Mr. Beattie currently serves as the Non-Executive Chairman of our Board. The Chief Executive Officer’s responsibilities include managing the Company’s day-to-day operations and performance, as well as setting the Company’s strategic goals and objectives. The Board believes that this leadership structure is in the best interests of the Company’s stockholders at this time. The Board does not believe this leadership structure impedes or negatively impacts the effective oversight and management of risk by the Board as discussed below.

Board’s Role in Risk Oversight and Management of Risk.    The Board of Directors has delegated the material elements of its risk oversight and risk management responsibilities to the Audit and Finance Committee of the Board. Comprised of four independent directors, including two audit committee financial experts, the Audit and Finance Committee requires that Company management and the Company’s independent auditor regularly report to the Committee regarding matters that may pose current or future risk to the Company. All risks identified are discussed with the entire Board in the ordinary course of the Audit and Finance Committee Chair’s report of Committee activities at regular board meetings.

In 2012, Company management, with the oversight of the Audit and Finance Committee, began the process of fully integrating the global Enterprise Risk Management (“ERM”) program into ongoing management operations and presented a listing of key risks for the Company to the Audit and Finance Committee. In 2013, the Company expects that the ERM program will continue to be actively managed as part of ongoing management operations.

Assessment of Risk Related to Compensation Programs.    The Company periodically completes an inventory of its executive and non-executive compensation programs globally, with particular emphasis on incentive compensation plans and programs. Based on this inventory, the Company evaluates the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balance compensation opportunities and risk. Based on the Company’s periodic assessments, the Company has determined that none of its compensation policies and practices is reasonably likely to have a material adverse effect on the Company. The Company believes that the Company’s overall cash versus equity pay mix, balance of shorter-term versus longer-term performance focus, balance of revenue-focused versus profit-focused performance measures, stock ownership guidelines, and use of “clawbacks” work together to provide its employees and executives with incentives to deliver outstanding performance to build long-term stockholder value, while taking only necessary and prudent risks.

Board Diversity.    In considering potential director nominees, the Board considers diversity (among other factors it deems appropriate) in light of the overall needs and composition of the Board and the best interests of the Company and its stockholders. In considering nominee diversity, the Board evaluates skills, experience, and background that would complement the existing Board. Over time, the Board has nominated and currently consists of directors that generally reflect the diverse and expansive global footprint of the Company’s business operations, including a diverse range of experiences, as well as diversity of age, gender, race and national origin. Diversity is an important factor that the Nominating and Board Governance Committee will continue to consider when evaluating candidates for nomination to the full Board.

Director Nominating Procedures.    Directors may be nominated by the Board of Directors or by stockholders in accordance with the Company’s Amended and Restated Bylaws. The Nominating and Board Governance Committee reviews all proposed nominees for the Board of Directors, including those proposed by stockholders, in accordance with the mandate contained in its charter. This includes a review of the person’s occupation, experience, time commitments, financial literacy, independence, judgment, understanding of the Company’s business or other related industries, diversity and such other factors as the Nominating and Board Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating and Board Governance Committee selects qualified candidates and reviews its recommendations with the Board of Directors, which determines whether to nominate them for election to the Board of Directors. During 2012, the Nominating and Board Governance Committee did not pay a fee to any third party to assist in the process of identifying or evaluating director candidates; however, the Nominating and Board Governance Committee has worked with search consultants from the Company to identify director candidates and we expect to do so in the future.

Stockholder Recommendations for Nominations.    Stockholders who wish to recommend individuals for consideration by the Nominating and Board Governance Committee to be nominees for election to the Board of Directors may do so by notifying the Company’s Secretary. In addition, the Company’s Amended and Restated Bylaws permit stockholders to nominate directors at a stockholder meeting. To nominate a director at the 2014 Annual Meeting, a stockholder must notify the Secretary not less than 60 days, nor more than 90 days, prior to May 23, 2014. Notices should be sent to: Secretary, Heidrick & Struggles International, Inc., 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606. In either case, the notice must meet all of the requirements contained in the Company’s Amended and Restated Bylaws. The notice must set forth:

(1) all information relating to the nominee that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and

(2) as to the stockholder proposing such nominee, that stockholder’s name and address, the class and number of voting shares of the Company’s capital stock the stockholder beneficially owns and a description of all arrangements and understandings between the stockholder and the nominee or any other person (including their names) pursuant to which the nomination is made.

The notice must also be accompanied by a written consent of the proposed nominee both to being named as a nominee and to serving as a director if elected.

Stockholder Communications.    Stockholders may communicate directly with the Board of Directors. All communications should be directed to: Secretary, Heidrick & Struggles International, Inc., 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606. Any such communication should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or a particular director. Each communication intended for the Board of Directors or a particular director and received by the Secretary will be forwarded to the specified party following its clearance through normal security procedures.

Code of Ethics.    The Board of Directors has adopted a Code of Business Conduct that applies to all of the Company’s employees, officers and directors, as well as independent contractors working on behalf of the Company. You can access this Code of Business Conduct, “Leading the Way,” in the Company Leadership section of the Company’s website at: http://www.heidrick.com. Any amendment to, or waiver from, a provision of the codes of conduct will be posted to the above-referenced website.

EthicsLine.    The Board of Directors has established the Heidrick & Struggles EthicsLine, a service that provides a mechanism for reporting to the Company alleged breaches of any legal or regulatory obligations, financial fraud, including accounting, internal controls and auditing, or any alleged violation of the Company’s Code of Business Conduct or corporate policies.

The EthicsLine is a telephonic reporting hotline (toll free in the US) available to all Company employees, contractors, vendors, stockholders, clients or other interested parties. The EthicsLine is administered by a third-party company that is separate and independent of Heidrick & Struggles and specializes in running whistleblower hotline programs for companies throughout the U.S. Calls are not recorded and callers may remain anonymous. The EthicsLine is operational 24 hours a day, seven days a week and may be reached at 1-800-735-0589 or, if calling from outside the United States, at +1-704-731-7242.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has a standing Audit and Finance Committee, Human Resources and Compensation Committee, and Nominating and Board Governance Committee. The Board of Directors has determined that all of the directors who serve on these committees are independent within the meaning of the Company’s Director Independence Standards and the applicable NASDAQ Rules, including, in the case of members of the Audit and Finance Committee, the specific independence requirements for audit committees.

The Board of Directors has adopted a charter for each of its three standing committees. You can access these committee charters in the Company Leadership section of the Company’s website at: http://www.heidrick.com.

Audit and Finance Committee.    The Audit and Finance Committee of the Board of Directors consists of four independent directors, Messrs. Fazio, Knowling and Unruh and Ms. Kanin-Lovers. Mr. Fazio is the Chair of the Audit and Finance Committee. The Board of Directors has determined that Messrs. Fazio and Unruh are “audit committee financial experts” as defined in the rules and regulations of the Securities and Exchange Commission (the “SEC Rules”). During 2012, the Audit and Finance Committee met thirteen times.

The Audit and Finance Committee appoints an independent registered public accounting firm annually to audit the Company’s books and records; meets with and reviews the activities and the reports of the Company’s independent registered public accounting firm; and reports the results of the review to the Board of Directors. The Audit and Finance Committee also periodically reviews the adequacy of the Company’s internal controls, pre-approves all services to be provided by the Company’s independent registered public accounting firm, oversees management’s risk policies and discusses the Company’s key risk exposures with management. These and other aspects of the Audit and Finance Committee’s authority are more particularly described in the Audit and Finance Committee Charter.

Nominating and Board Governance Committee.    The Nominating and Board Governance Committee consists of three independent directors, Messrs. Beattie, Knell and Knowling. Mr. Knell is the Chair of the Nominating and Board Governance Committee. The Nominating and Board Governance Committee makes recommendations to the Board of Directors concerning candidates for nomination to the Board of Directors, the membership on committees of the Board of Directors, compensation of the Board of Directors and other corporate governance matters. The Nominating and Board Governance Committee also reviews and approves related party transactions. These and other aspects of the Nominating and Board Governance Committee’s authority are more particularly described in the Nominating and Board Governance Committee Charter. During 2012, the Nominating and Board Governance Committee met four times.

Human Resources and Compensation Committee.    The Human Resources and Compensation Committee consists of four independent directors, Mmes. Kanin-Lovers and Hartley and Messrs. Knell and Foster. Ms. Kanin-Lovers is the Chair of the Human Resources and Compensation Committee. Each member also qualifies as a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934 and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. During 2012, the Human Resources and Compensation Committee met ten times.

The Human Resources and Compensation Committee reviews and approves employment and compensation matters involving the Company’s executive officers, as well as those of other key employees that the Human Resources and Compensation Committee deems material. Specifically, the Human Resources and Compensation Committee’s responsibilities include:

•	Reviewing and approving the Chief Executive Officer’s compensation and evaluating the Chief Executive Officer’s performance against pre-established metrics;

•	Reviewing and approving individual executive officer compensation recommendations made by the Chief Executive Officer for his direct reports;

•	Reviewing and approving terms of employment, severance or other compensation-related agreements to be entered into, or amended, for any executive officer or key employee;

•	Adopting, administering and approving equity-related incentives and awards under the Company’s equity compensation plans; and

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Reviewing the Company’s incentive and employee benefit and retirement plans, including any equity compensation plans and recommending to the Board (and stockholders where necessary) any amendments or material changes to the plans.

The agenda for each meeting of the Human Resources and Compensation Committee is determined by its Chair with the assistance of the Company’s Secretary and Chief Administrative Officer and/or the Managing Partner, Operations (both officers whose duties included the Human Resources function at different times in 2012). The Chief Executive Officer regularly attends Human Resources and Compensation Committee meetings. The Human Resources and Compensation Committee also meets in executive session as appropriate. The Chair of the Human Resources and Compensation Committee reports the Committee’s recommendations on executive compensation and other matters to the Board of Directors. Outside advisors and the Company’s Human Resources Department support the Human Resources and Compensation Committee in its duties and the Committee may delegate authority to fulfill certain administrative duties regarding the compensation programs to the Chief Executive Officer, the Chief Administrative Officer and Managing Partner, Operations. The Human Resources and Compensation Committee has authority under its charter to retain advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.

Independent Compensation Consultant.    The Human Resources and Compensation Committee retained Pay Governance LLC as its independent compensation consultant. Pay Governance reports directly to the Human Resources and Compensation Committee and does no other work for management, and generally has no interactions with management other than with regard to information that has been provided by management to the Human Resources and Compensation Committee. During 2012, Pay Governance representatives participated in eight of the Human Resources and Compensation Committee’s ten meetings and provided guidance to the Human Resources and Compensation Committee with respect to executive compensation; comparative peer group data; director compensation; annual incentive compensation; and consultant pay programs. In supporting the Human Resources and Compensation Committee, Pay Governance provides the Human Resources and Compensation Committee with an independent assessment of management’s recommendations for compensation; reviews and confirms the peer group used by the Company to prepare market compensation data; and provides ad hoc support to the Human Resources and Compensation Committee, including discussing executive compensation and related corporate governance trends.

HUMAN RESOURCES AND COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION

No Human Resources and Compensation Committee member was, during 2012 or at any time prior thereto, an officer or employee of the Company or its subsidiaries. Additionally, there were no Human Resources and Compensation Committee “interlocks” during 2012, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Human Resources and Compensation Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary—Fiscal Year 2012 Company Performance and Compensation Actions

Overview.    Heidrick & Struggles is a leadership advisory firm providing executive search and leadership consulting services. We assist organizations in achieving their long-term business objectives by helping them improve the effectiveness of their leadership teams. We provide our services to a broad range of clients through the expertise of nearly 325 consultants located in major cities around the world. In recent years, we have expanded our service capabilities in response to our clients’ requests for comprehensive leadership advisory services. The Human Resources and Compensation Committee of the Board of Directors (the “Committee”) seeks to ensure that our executive compensation programs attract, retain and reward the best talent, while at the same time maintain a strong link between pay and performance and align the interests of our executives and stockholders. Our executive compensation philosophy emphasizes and rewards both Company and individual performance, which we believe promotes sustained long-term performance by rewarding not only the achievement of financial and operational goals, but also the accomplishment of individual strategic objectives that enable growth.

Our Business Environment and Key 2012 Management Actions.    Our industry is highly fragmented with many private and public competitors and is driven by macroeconomic conditions that influence the use of consultancies. Our core strengths are the breadth of our service capabilities as well as our ability to attract, retain, and develop a highly skilled consulting workforce. In 2012, we continued to optimize our consulting and management talent to further our strategic goals, managed our costs more effectively and better positioned ourselves to deliver results to our stockholders. Specifically, we:

•	Strategically enhanced our talent pool;

•	Strengthened regional operations management;

•	Streamlined our management structure; and

•	Acquired Senn-Delaney Leadership Consulting Group, LLC to bolster our strategy of becoming the premier leadership advisory firm.

The Committee based its compensation decisions on our financial results, excluding impairment and restructuring charges. The Committee believes that excluding impairment and restructuring charges from our financial results better reflects the performance of our core operations. Additionally, the Committee recognizes that even though difficult decisions, such as a company-wide restructuring, may impact short-term financial results, these decisions are designed to maximize stockholder value over the long-term.

The 2012 fiscal year was a disappointing one from an operational results perspective, especially in the context of our two key Company financial metrics, Consolidated Net Revenues (which we define as revenues before reimbursements) and Consolidated Operating Margin (see the chart below). We did not achieve the goals we set for 2012. Accordingly, this impacted a number of elements of our executive officers’ compensation:

•	The Committee determined that Mr. Kelly would not receive any salary increase for either 2012 or 2013;

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The Committee determined that Mr. Kelly (whose annual bonus is based solely upon corporate performance because, as chief executive officer, he bears ultimate accountability for the Company’s performance) would not receive any annual bonus for 2012 and that the bonuses for Messrs. Pehlke and Beard, the other named executive officers serving at the end of 2012, would be substantially below target, even in light of their superior individual performance.

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Our 2012 corporate performance negatively impacted several of our outstanding Performance Stock Unit Awards (PSUs), i.e., the 2010-2012 PSUs did not vest, the 2011-2013 PSUs will require 2013 operating income at 102.7% of the 2013 goal in order for it to vest at the threshold level (50% of the target number of PSUs), and the 2012-2014 PSUs are likely to vest at less than 100% given 2012 operating income performance.

Consideration of Say-on-Pay Vote Results.    At our 2012 Annual Meeting of Stockholders, we held our second non-binding stockholder advisory vote on executive compensation (“say-on-pay”). Our stockholders approved our fiscal 2011 executive compensation, with a disappointing 67% of voting stockholders casting their vote in favor of the say-on-pay resolution. As a result of the decreased level of support (the say-on-pay proposal regarding 2010 executive compensation had 95% approval), management, at the direction of the Committee, met with a number of stockholders during the summer and fall of 2012 to determine the reasons for this decline in approval. We did not receive any specific recommendations or suggested changes to the design of our compensation program. We did, however, receive several comments regarding the payment of a bonus for 2011 based on adjusted results. The Committee is dedicated to continuous improvement of the existing executive compensation program to reflect an appropriate alignment of pay and performance and will continue to review stockholder concerns in designing and implementing the Company’s executive compensation program.

2012 Compensation.    For 2012, the Committee continued to structure our named executive officers’ pay packages so that a significant portion of their 2012 compensation was put “at risk,” through short-term, performance-based compensation provided under the Management Incentive Plan bonuses and our long-term, performance-based incentives (see “2012 Variable Compensation” on page 21 for additional details). Our Chief Executive Officer and Chief Financial Officer, as well as the other executive officers included in the “Summary Compensation Table” on page 29, are referred to as the “named executive officers” throughout this proxy statement.

Because the 2012 compensation was set in March 2012, prior to the say-on-pay vote, it did not reflect any changes based on that vote. However, as discussed in detail below, over the past several years, the Committee has taken action with regard to the named executive officers’ compensation to ensure the Company is observing many compensation “best practices” including:

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Limited Increases in Base Salaries.    For the past several years, we have not increased base salaries for our named executive officers unless their roles and duties expanded or they were newly hired or promoted, as was the case for Mr. Pehlke in 2011 and Mr. Beard in 2011 and 2012.

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Award Annual Incentives Based on Performance—Significantly Below Target for 2012.    We determined that, for purposes of the Management Incentive Plan, Company performance warranted no annual incentive for Mr. Kelly, our CEO (the executive officer ultimately accountable for Company performance), and below-target awards of 53.75% of target for Messrs. Pehlke and Beard, our other named executive officers serving at the end of the year.

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Mandatory Deferral of Portion of Earned Annual Incentive Award.    Ensuring that our annual incentives continue to provide retention value, we defer 15% of our named executive officers’ Management Incentive Plan bonuses, to be paid out in equal annual amounts over a three-year period, but without any additional premiums on such deferred amounts.

•	No Repricing or Replacing Outstanding Stock Options. We did not reprice or replace any of our outstanding stock options during 2012.

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Compensation is Subject to a Clawback Policy.    The Committee adopted a clawback policy that applies to the named executive officers and is intended to include the requirements of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act.

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No Evergreen Provisions in Employment Agreements.    Mr. Kelly agreed to amend his employment agreement in 2011 to eliminate the “evergreen provision” that automatically renewed the term of the agreement. We do not plan on adopting any new employment agreements that contain “evergreen provisions” unless we find a compelling business reason for doing so.

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Broadened Definition of “Cause” in Mr. Kelly’s Employment Agreement.    As part of the amendment of Mr. Kelly’s employment agreement in 2011, we also agreed to a revision of the definition of “Cause” that broadened the actions that would be treated as such (see “L. Kevin Kelly” under “Employment and Separation Agreements” on page 27.

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No Excise Tax Gross-Ups.    In 2011, we eliminated the last excise tax gross-up provision in an employment agreement with any of our named executive officers, Mr. Kelly. Additionally that same year, we eliminated the excise tax gross-up provision in our Change in Control (“CIC”) Severance Plan.

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No Single-Trigger Equity Vesting Upon a CIC.    All of the equity awards we have granted since 2011 contain a “double trigger” CIC vesting provision, meaning that vesting is accelerated only if there is both a CIC and a termination of employment within two years following the CIC.

•	No Excessive Perquisites. We generally provide limited perquisites to our named executive officers consisting of physicals, financial planning and club expenses.

•	No Hedging By Our Named Executive Officers. None of our named executive officers have hedged their company stock interests. The Committee adopted a policy prohibiting hedging in February 2013.

•	No Pledging By Our Named Executive Officers. None of our named executive officers have pledged any of their company stock. The Committee adopted a policy prohibiting pledging in February 2013.

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No Guaranteed Bonuses.    We believe that bonuses should reflect actual Company and individual performance, except in limited circumstances typically related to a newly hired executive. Therefore, we did not guarantee bonus payments to our named executive officers for 2012.

•	No Common Performance Metrics Used for Both Annual and Long-Term Incentives. As detailed below, we do not use the same performance metrics in both our annual and long-term incentive plans.

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Maintain Executive Stock Ownership Guidelines.    In 2007, the Committee adopted stock ownership guidelines applicable to our name executive officers, which continue to apply today. Each of our named executive officers either currently satisfies the stock ownership guidelines or is on track to do so within the required five-year period.

Executive Compensation Philosophy and Objectives

We believe that our executive compensation programs should: (i) link pay with performance; (ii) be aligned with stockholder interests; (iii) support the execution of our business strategy; and (iv) attract, retain and reward the best talent. To achieve these goals, our executive compensation programs are designed to:

•	Link compensation to stockholder value creation and the long-term profitable growth of the Company;

•	Be market competitive with executive search, leadership advisory and other consulting firms, both public and private, with which we compete for executive talent;

•	Support our key business strategies, as well as our revenue and operating income growth objectives;

•	Be internally fair and equitable among executives;

•	Reflect each executive’s individual performance and career potential; and

•	Encourage Company stock ownership.

Executive Compensation Program Principles

Our Committee uses the following principles to implement our executive compensation philosophy and achieve our executive compensation program objectives:

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Pay for performance.    A substantial portion of our named executive officers’ compensation is composed of annual and long-term incentive awards that are only earned upon achievement of financial and non-financial objectives that either influence or contribute to stockholder value creation.

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Reward long-term growth and sustained profitability.    Our named executive officers’ compensation is weighted toward long-term equity awards and at least 65% of total direct compensation is delivered in variable pay. These awards require sustained financial performance to deliver significant value by the Company and encourage our named executive officers to deliver continued growth over an extended period of time. These long-term equity awards, coupled with executive stock ownership guidelines and our mandatory deferral of a portion of any Management Incentive Plan bonuses earned, further assure the alignment of interests between our named executive officers and our stockholders.

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Attract, retain and motivate the most talented executives.    Our executive compensation must enable us to attract, motivate and retain not only highly talented executives, but also search and leadership consultants from both public and private employers with whom we compete for top talent critical to our long-term success.

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Provide modest benefits and limited perquisites.    We provide standard employee benefits, limited financial planning (maximum of $1,080 per year or $3,150 for the first year expenses are incurred), annual physicals for our named executive officers, and limited incidental personal use of club memberships. We provide no Company contributions to retirement plans for executives beyond our broad-based 401(k) plan. We believe the financial opportunities provided to our named executive officers through our executive compensation program minimize the need for extra benefits or perquisites.

Setting Executive Compensation

Oversight of Compensation Programs.    The Committee is responsible for overseeing our executive compensation programs. See page 12 of this proxy statement for more information on the role and responsibilities of the Committee concerning executive compensation and related corporate governance, and page 10 of this proxy statement for a discussion of the Company’s assessment of risk related to its compensation programs.

Role of the Independent Consultant.    As disclosed on page 13 of this proxy statement, the Committee utilized the services of Pay Governance LLC (“Pay Governance”), an independent compensation consulting firm, to advise it on executive compensation, equity plan design and related corporate governance matters. The Committee reviewed the six independence factors set out in Section 10C of the Securities Exchange Act of 1934 and determined that Pay Governance was independent and without conflicts of interest for 2012. The Committee determined that Pay Governance was independent and without conflicts of interest for 2012 after reviewing the following factors: (i) whether Pay Governance provides any other services to the Company; (ii) the amount of fees paid relative to the total revenue of the firm; (iii) policies in place to prevent conflicts of interest; (iv) any personal or business relationships with members of the Committee; (v) ownership of Company stock and (vi) any personal or business relationships with named executive officers.

Role of Executive Officers in Compensation Decisions.    The Committee approves all compensation decisions for our named executive officers. The Chief Executive Officer annually reviews the performance of each of the named executive officers (other than himself). The Committee, with input from the full Board of Directors, reviews the Chief Executive Officer’s performance. Following the performance reviews, and with the assistance of the Managing Partner, Operations and/or the Chief Administrative Officer (officers whose duties included the Human Resources function at different times in 2012), the Chief Executive Officer presents compensation recommendations to the Committee for consideration. The Committee has full discretion to approve, modify or reject any recommended compensation adjustments or awards made to the named executive officers.

Role of the Committee.    The Committee engages in a rigorous process in determining the total compensation of our named executive officers. This process involves setting Company performance and strategic and operational goals for the named executive officers near the beginning of each fiscal year and evaluating the performance of the named executive officers against those pre-established goals. The Committee determines and approves the compensation of the named executive officers based on this evaluation. In evaluating named executive officer compensation, the Committee, as noted above, has retained the services of Pay Governance and considers recommendations from the Chief Executive Officer with respect to goals and compensation of the named executive officers other than the Chief Executive Officer. The Committee assesses the information it receives in accordance with its business judgment.

Use of a Peer Group.    The Committee evaluates our executive compensation programs in comparison to those of a select peer group, which in 2012 consisted of 16 similarly-sized public professional services companies. The Committee uses the peer group to compare total direct compensation and the mix of compensation elements for each named executive officer against positions at peer group companies with similar responsibilities. The Committee also uses the peer group to review executive pay programs and practices at those companies.

For 2012 the peer group consisted of the following companies, which the Committee determined will continue to be used for 2013:

The Advisory Board Company	Huron Consulting Group, Inc.
CBIZ Inc.	ICF International Inc.
CIBER, Inc.	Kforce, Inc.
The Corporate Executive Board Company	Korn/Ferry International
CRA International, Inc.	Navigant Consulting, Inc.
Dolan Co.	On Assignment Inc.
FTI Consulting, Inc.	Resources Connection, Inc.
Hudson Global Inc.	TrueBlue, Inc.

The 2012 peer group is comprised of the same companies as the 2011 group, except for the removal of LECG Corp. and Towers Watson and the addition of CBIZ, Inc., Dolan Co., IFC International Inc. and On Assignment Inc. These companies were removed from the peer group because they no longer had revenues within 50% to 250% of the Company’s, filed for bankruptcy or experienced severe financial distress, or were impacted by merger and acquisition activity. The companies that were added are size relevant companies that are talent competitors or are best fits from a business and financial perspective.

Pay Governance advised the Committee with regard to peer group compensation to assist the Committee in making informed executive compensation decisions. In setting compensation, the Committee considers the peer group companies with which we directly compete for executive talent and stockholder investment. The Committee also relies on its general knowledge of executive compensation levels and practices because many of its competitors are privately held. Most of the Company’s executive search and leadership advisory competitors, from which executive talent is often recruited, are privately held and therefore not included in the above list of our public peer group companies as information on their compensation practices is difficult to obtain.

We do not set a specific, relative percentile positioning for total direct compensation, or the elements of total direct compensation, as a target for named executive officer pay levels. Rather, we review the total direct compensation range for each position and the mix of elements to ensure that compensation is adequate to attract and retain key named executive officers. To ensure that compensation is linked to performance, our named executive officer compensation program is designed to deliver at least 65% of total direct compensation through variable pay. Our named executive officer compensation program is also designed to ensure that a significant proportion of the named executive officer’s compensation is delivered in equity and thus aligned with the interests of our stockholders.

Overview of Named Executive Officer Compensation Components

Alignment with our executive compensation philosophy is achieved through the use of the following compensation components for our named executive officers:

Compensation Element	Compensation Objectives and Principles	Relation to Performance	2012 Actions/Results
Base Salary—Fixed annual cash; paid on a monthly basis

•  Compensate named executive officers for services rendered during the year in the form of fixed cash compensation.

•  Base salary levels are set to reflect the named executive officers’ role and responsibilities, value to the Company, experience and performance, internal equity and market competitiveness.

		Increases in base salary reflect market positioning, economic conditions and the Committee’s assessment of Company and individual performance over the prior year.	Base salaries were minimally changed from 2011. Base salary for Mr. Beard was adjusted to reflect his expanded duties and responsibilities.

Annual Incentives—Cash, paid 85% on an annual basis and 15% on a deferred basis ratably over 3 years beginning the following year

•  Motivate and reward named executive officers for achieving specific performance goals over a one-year period.

•  Payment is not guaranteed and levels vary according to Company and individual performance.

		75% of the target annual incentive is based on Company performance against pre-established financial goals (Consolidated Net Revenues and Consolidated Operating Margin). The remaining 25% of the target annual incentive is based on achievement of individual performance goals and objectives that are intended to position the Company for success.	Mr. Kelly was not paid an Annual Incentive for 2012. Messrs. Pehlke and Beard were paid out at 53.75% of their target award amounts.

Compensation Element	Compensation Objectives and Principles	Relation to Performance	2012 Actions/Results
Long-Term Incentives (LTI)—Half of the executive’s LTI value is delivered as Performance Stock Units (“PSUs”) with a 3-year performance period	• Align named executive officers’ interests with those of the Company’s stockholders and drive long-term value creation. • Pay for performance. • Reward named executive officers for long-term growth.	Named executive officers can earn between 0% and 200% of the target number of PSUs based on Company performance against pre-established financial goals (Operating Income) for the 3-year performance period.	50% of named executive officers’ LTI value was in PSUs for 2012.

Half of the executive’s LTI value is delivered as Restricted Stock Units (“RSUs”)	• Align named executive officers’ interests with those of the Company’s stockholders and drive long-term value creation. • Attract, retain and reward named executive officers for Company performance.	Prior-year Company performance is one of several factors the Committee considers when determining the size of the LTI grants for a given year.	50% of named executive officers’ LTI value was in RSUs for 2012.

Health and Welfare Benefits—Eligibility to participate in our broad-based health and welfare plans, e.g., health insurance	• Consistent with benefits provided to all Company employees. • Attract, retain and motivate.	Not directly related to performance. Reflects competitive pay practice.	No significant actions regarding health and welfare benefits were implemented in 2012.
Retirement Plans—Eligibility to participate in our broad-based 401(k) plan for all employees	• Consistent with benefits provided to all Company employees. • Attract, retain and motivate.	Not directly related to performance. Reflects competitive pay practice.	No significant actions regarding the broad-based 401(k) plan were implemented in 2012.

Perquisites—Financial planning, annual physicals and limited club memberships	• Limited perquisites.	Not directly related to performance.	No significant actions with respect to perquisites were implemented in 2012.

2012 Variable Compensation

The Committee believes that our named executive officers should be rewarded upon the achievement of financial and non-financial objectives that either influence or contribute to stockholder value creation. Consistent with our “pay for performance” philosophy, the following charts illustrate the variable compensation that our named executive officers (who were serving at the end of 2012) had “at risk” for 2012:

*	15% of annual incentives earned are mandatorily deferred to be paid in equal annual installments over three years. If an executive leaves prior to the payment of any deferred annual incentive amount the executive forfeits any such amounts.

Chief Executive Officer Target vs. Actual Pay

The calculation of total compensation, as shown in the “Summary Compensation Table” set forth on page 29, is required to include the value of stock awards made in 2012 which is driven by accounting assumptions. These accounting assumptions are not necessarily reflective of compensation actually realized by our Chief Executive Officer in a particular year. To clarify this disclosure, we have included the additional chart below, which illustrates the differences between the targeted compensation for our Chief Executive Officer in each of the last three years and the amount of compensation he actually earned. Actually earned amounts include salary, amounts earned under our Management Incentive Plan for such year, and stock-based awards that vested during each year (Mr. Kelly did not exercise any of his outstanding stock options during the past three years).

Base Salary

For each named executive officer, base salaries are reviewed against levels for positions with similar responsibilities at the peer group companies, using the comparative data prepared by the Committee’s compensation consultant. The Committee then considers individual performance, internal pay equity, functional expertise, experience and scope of responsibilities in approving any changes to the base salary.

As a reflection of the continued challenging economic environment, management did not recommend, and the Committee did not approve, any changes to the base salary of Mr. Kelly for 2012. Base salaries for the other named executive officers were increased only to reflect promotion or expansion of duties and responsibilities. Mr. Pehlke’s base salary remained as established upon his hire in late 2011. Mr. Beard’s base salary was increased from $275,000 to $300,000 in recognition of leadership he has shown since he assumed the position of General Counsel and in light of the pay of similarly situated employees in the peer group. Mr. Kelly’s base salary of $840,000 has remained the same for the past three years.

Annual Incentives

Management Incentive Plan.    Annual incentives for the named executive officers are provided pursuant to our Management Incentive Plan (“MIP”). The MIP awards for 2012 were designed so that the funding of the bonuses of the named executive officers was dependent upon the Company achieving either Consolidated Net Revenues of $480 million or a Consolidated Operating Margin of 6.0%. If either of these performance goals were achieved for 2012, then for purposes of funding the MIP consistent with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (further discussed in “Deductibility of Executive Compensation” on page 28 below), each of the named executive officers potential bonus would be funded as follows:

Named Executive Officer	Title	Code Section 162(m) Bonus Funding Amount	Target MIP Bonus	Bonus Earned for 2012
L. Kevin Kelly	Chief Executive Officer	$1,260,000	$840,000	$0
Richard W. Pehlke	Chief Financial Officer	$562,500	$375,000	$201,600
Stephen W. Beard	General Counsel, Chief Administrative Officer and Secretary	$450,000	$300,000	$161,250
Timothy C. Hicks	former Managing Partner, Operations	$525,000	$350,000	$0

The Company’s historical practice (since before 2004) has been to establish the Target MIP Bonus amount at 100% of base salary, which practice was continued for 2012.

In determining the MIP amount ultimately earned (if any) by each of the named executive officers, the Committee reviews the attainment of specific Company and individual performance goals. Please see the “2012 Grants of Plan-Based Awards Table” on page 30 for details on non-equity incentive plan levels approved by the Committee in 2012 for the named executive officers.

The Committee sets Company and individual performance goals for the Chief Executive Officer and the other named executive officers at the beginning of the performance period. These goals consist of both quantitative and qualitative performance objectives. The Committee considers the reviews conducted by the Chief Executive Officer of the other named executive officers and conducts its own review of the Chief Executive Officer’s performance against those pre-established performance objectives. The Committee also considers Company performance milestones achieved during the year. For 2012, the Company did not achieve either of the targeted corporate performance goals for funding the MIP under Code Section 162(m).

Consequently, the Committee concluded, based on our 2012 results, that the Company had not achieved either of the Code Section 162(m) funding performance goals. Therefore, the Committee felt it was appropriate for Mr. Kelly to receive no payout under the MIP. Notwithstanding the Company performance achieved, in reviewing the individual performance of Messrs. Pehlke and Beard, the Committee determined that their individual performance required recognition and approved a payout of 53.75% of the target MIP bonuses for each of Messrs. Pehlke and Beard. The Committee approved the 2012 annual bonus payouts as set forth in the table below (“Target” refers to the annual incentive award opportunity established at the beginning of 2012 or when an executive became eligible for participating in the MIP, while “Actual” refers to the annual incentive award actually earned for 2012):

For the dollar amounts awarded to the named executive officers for 2012, see the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” on page 29. Of these amounts, 85% was paid on March 15, 2013 and the remaining 15% will be paid in equal annual installments over three years beginning in 2014.

Because of his departure as a named executive officer prior to the date the MIP bonuses were paid, Mr. Hicks, our former Executive Vice President and Managing Partner, Operations, did not receive a MIP bonus.

Long-Term Incentives

The Committee approved certain long-term incentives for the named executive officers that were provided under our 2007 GlobalShare Program. Our LTI program for named executive officers is designed to:

•	Align named executive officers’ interests with those of our stockholders;

•	Drive achievement of long-term goals;

•	Motivate named executive officers to enhance our revenues and profitability;

•	Facilitate ownership of Company stock and the achievement of stock ownership guidelines; and

•	Attract and retain top talent.

For 2012, 50% of the LTI value was delivered in PSUs and 50% was delivered in RSUs to our named executive officers. Please see the “2012 Grants of Plan-Based Awards Table” on page 30 for more details on the equity grants that the Committee approved.

For 2012, Mr. Kelly had an annual LTI award target of 125% of base salary while each of the other named executive officers had an LTI target opportunity equal to 100% of the named executive officers’ base salary. The LTI targets, discussed in more detail below, were based on the Committee’s review of publicly disclosed data for our 2012 peer group for each position and internal pay equity considerations, as well as the Chief Executive Officer’s recommendations and a review of individual performance and potential.

Named Executive Officer	Target LTI Value	Target # 2012-2014 PSUs	# RSUs
L. Kevin Kelly	$1,050,000	25,461	25,461
Richard W. Pehlke	$375,000	9,093	9,093
Stephen W. Beard	$300,000	7,274	7,274
Timothy C. Hicks	$350,000	Forfeited	Forfeited

Performance Stock Units

2012-2014 Performance Stock Units.    In 2012, PSUs were granted to all named executive officers. The PSUs granted in 2012 are earned based on the level of attainment of Company operating income performance goals during the three one-year periods beginning January 1, 2012 compared to our annual operating plan goals for those periods. On March 8, 2012, the Committee set the 2012 operating income goal at $42.6 million. The final award is based on the average achievement of the Company’s operating income goal during the three-year performance period. However, because of the degree to which we did not meet the operating income goal in 2012, it is likely that the final award will vest at less than 100% of target. If we were to achieve the operating income goals in 2013 and 2014, the PSUs would pay out at only 65.3% of target (i.e., at 65.3% of the target number of PSUs awarded to the named executive officers). The Committee will establish future operating income goals in the beginning of 2013 and 2014. After the end of the three-year period, the target number of PSUs will be adjusted based on the average operating income (expressed as a percentage of target operating income) for each annual performance period as follows:

Average Percentage of Operating Income Goal	Percentage of Target PSUs Vesting
125% or More	200% (Maximum)
100%	100% (Target)
75%	50% (Threshold)
Less than 75%	0%

(For performance greater than 100% and less than 125%, or performance less than 100% and greater than 75%, the vesting percentage will be interpolated on a straight-line basis.) The PSUs, as adjusted to reflect Company performance, vest on March 8, 2015.

We set performance goals for our PSUs using a three-year average performance approach because:

•	Alignment between operating goals and executive performance, as well as named executive officer accountability, is maximized;

•	This approach better enables us to focus on the necessary strategic goals;

•	Final awards are based on average performance over a 3-year period, which provides greater focus on sustained long-term results; and

•	The establishment of goals annually allows for more realistic goal setting in a volatile economic environment.

The value of each PSU is determined based on our closing stock price on the date of grant. All PSUs are credited with dividend equivalents that are payable in cash following the vesting of the underlying PSUs. The primary purpose of crediting dividend equivalents on PSUs is to provide the participant with the same economic benefit received by stockholders over the course of the vesting period, but only to the extent the PSUs vest.

2011-2013 Performance Stock Units.    In 2011, the Company granted PSUs to Messrs. Kelly and Beard, who were the only executives serving as named executive officers at the end of 2012 who were also named executive officers in 2011. Given the Company’s performance for 2011 and 2012, if the actual operating income for 2013 is equal to the goal amount, the 3-year average performance would be less than 75%, which would result in a vesting percentage of 0% of target, i.e., no shares would be earned. The Company would need to achieve actual operating income at 102.7% of the goal in 2013 in order to achieve a 3-year average performance of 75%, which would result in a vesting percentage of 50% of target (i.e., at 50% of the target number of PSUs awarded to the named executive officers).

Payout of 2010-2012 Performance Stock Units.    In 2010, the Company granted PSUs to Mr. Kelly that would have been earned by Mr. Kelly if operating income goals were achieved during the three-year period beginning January 1, 2010. The Company did not achieve the minimum average operating income goal for the three-year performance period to provide for vesting under this award. As a result, no shares were earned under the 2010-2012 PSUs and nothing will be paid out under this award. No other current named executive officers received a 2010 grant of PSUs.

Restricted Stock Units.    Our RSU awards generally vest in equal installments over a three-year period, with one-third vesting on each anniversary of the date of grant and, upon vesting, are paid out to the named executive officer in shares of Company stock on a one-for-one basis.

The Committee approves a dollar amount for each RSU award. The number of RSUs is determined by dividing the grant amount by the closing stock price on the date of grant. All outstanding RSUs are credited with dividend equivalents that are payable in cash following the vesting of the underlying RSUs. The primary purpose of crediting dividend equivalents on RSUs is to provide the participant with the same economic benefit as stockholders over the course of the vesting period, but only to the extent the RSUs vest.

Equity Grant Dates.    On September 14, 2011, the Committee approved six specific 2012 equity grant dates (March 8, March 29, May 18, July 31, September 28, and December 20, 2012), which were set outside of our stock trading blackout periods. All equity-based awards made to the named executive officers, described above, were granted on one of those six preapproved dates. All equity awards were approved by the Committee in advance of the predetermined grant dates.

Stock Ownership Guidelines.    To enhance the alignment of named executive officers’ interests with that of stockholders, we maintain stock ownership guidelines that were amended by the Committee on May 24, 2007. Each named executive officer has five years to achieve a stock ownership level equal to a multiple of base salary. The stock ownership guidelines are as follows:

•	Chief Executive Officer: 3x base salary

•	Other Named Executive Officers: 2x base salary

In determining compliance with these guidelines, we include both direct stock ownership and RSU grants, but do not consider PSUs. While we maintain executive stock ownership guidelines, we do not have a policy mandating a post-vesting holding period on earned or vested shares. Each of the named executive officers either satisfied the stock ownership guidelines or is on track to do so within the requisite five-year period.

Perquisites and Other Personal Benefits

We provide our named executive officers with the same benefits that are provided to all employees generally, including medical, dental and vision benefits, group term life insurance and participation in our 401(k) plan. The named executive officers are also reimbursed for expenses incurred for an annual physical examination, for financial planning services (maximum reimbursement for financial planning is $1,080 per year or $3,150 if expenses are incurred for the first time), and permitted limited incidental personal use of business club memberships.

Other Executive Compensation Arrangements

We have adopted other executive compensation arrangements, including our Change in Control Severance Plan (“CIC Plan”), designed to retain executives in a period of uncertainty, our Management Severance Pay Plan (“Severance Plan”), designed to provide financial assistance to executives following termination of employment, and employment agreements with each named executive officer. The material terms and conditions of these plans and agreements are summarized below.

CIC Plan.    We maintain a CIC Plan for certain of our executives, including the named executive officers. The CIC Plan provides severance benefits to the executive if his or her employment is terminated by us without “cause”, or if he or she terminates employment with us for “good reason” (each term as defined in the Plan), within two years after a change in control of the Company (or within six months prior to a change in control of the Company if such termination is effected prior to, but in anticipation of, the change in control). The severance benefits payable to the named executive officers under the CIC Plan, as well as other material terms and conditions, are described in detail under the section of this proxy statement entitled “Potential Payments upon Termination or a Change in Control.”

We believe that the protection and benefits provided by the CIC Plan motivate our executives to act in the best interests of our stockholders by removing the distraction of post-change of control uncertainties faced by the executive officers with regard to their continued employment and compensation. Change in control protection for executives is also prevalent in the competitive environment in which we operate. The CIC Plan also contains restrictive covenants that prohibit the executives from competing and soliciting clients and employees for a certain period of time following a termination of employment.

Effective December 29, 2011, the Company amended and restated the CIC Plan. The material amendments are as follows:

•

The excise tax gross-up provision was replaced with a “best net after-tax” provision. Specifically, the CIC Plan now provides that in the event it is determined that any payments provided to participants in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Code, or interest or penalties would be incurred by the participants with respect to such excise tax, any payment will be reduced to $1.00 below the amount that would otherwise become subject to the excise taxes imposed on such payment, or paid in full, whichever produces the best net after-tax result to the participants.

•

Stock awards or stock-based awards granted to CIC Plan participants will be subject to double-trigger accelerated vesting provisions, wherein after both a change in control and a CIC Plan participant’s termination of employment for certain reasons within the 2-year period beginning on the date of a change in control, the unvested stock awards immediately vest.

Severance Plan.    The Severance Plan provides severance benefits to certain eligible employees, including the named executive officers. Benefits are paid to an eligible employee who is involuntarily terminated by us for other than cause (as defined in the Plan) and is not offered employment with the Company or a successor to the Company. The severance benefits payable to the named executive officers under the Severance Plan, as well as other material terms and conditions, are described in detail under the section of this proxy statement entitled “Potential Payments upon Termination or a Change in Control.”

Employment and Separation Agreements

We have employment agreements with each continuing named executive officer. We also entered into a separation agreement with Mr. Hicks in connection with his departure from the Company. The material terms and conditions of these agreements are summarized below.

L. Kevin Kelly.    In connection with his appointment as Chief Executive Officer, we entered into an employment agreement with Mr. Kelly dated March 29, 2007. The agreement provides for an annual base salary of $800,000, subject to annual increase (but no decrease), participation in the MIP at the Tier I level, participation in our equity programs, participation in our benefit plans at the same level as other senior executives and relocation benefits. The agreement also provides severance benefits in the event Mr. Kelly’s employment is terminated by us without cause or by Mr. Kelly for good reason, before or following a change in control (these benefits are in lieu of any benefits paid under the Severance Plan or CIC Plan). The agreement includes one-year post-termination non-solicitation and non-competition restrictions.

On December 30, 2011, the Company entered into an amended and restated employment agreement with Mr. Kelly that reflected the following materials amendments:

•

The “evergreen provision” that automatically renewed the term of the original employment agreement was replaced with a provision stating that the employment agreement would be effective for a term commencing on December 30, 2011 and ending on December 30, 2014. The amended and restated employment agreement is renewable upon the mutual agreement of the parties.

•	The excise tax gross-up provision contained in the original employment agreement was replaced with a best net after-tax provision.

•

The definition of “Cause” was revised to also include Mr. Kelly’s knowingly engaging in conduct which directly causes a material misstatement of one or more of the Company’s financial statements for the current year or the three prior years, if and to the extent that such misstatement results in the recoupment of compensation pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Richard Pehlke.    On August 15, 2011, Mr. Pehlke was appointed as our Executive Vice President and Chief Financial Officer. Mr. Pehlke’s letter agreement provides that he is eligible to receive an annual base salary of $375,000, a target bonus opportunity equal to 100% of base salary (prorated for 2011), participation in the CIC Plan and Severance Plan at the Tier I level, participation in our equity programs, and participation in our benefit plans at the same level as other senior executives. The agreement contains one-year post-termination non-solicitation and non-competition restrictions. Mr. Pehlke also received an equity award of RSUs having a value of $200,000 (as measured by the closing price of a share of our common stock on the grant date).

Stephen W. Beard.    In connection with his promotion to Executive Vice President, General Counsel and Secretary, we entered into an employment agreement with Mr. Beard dated February 11, 2011, which was amended and restated on May 18, 2011. The agreement provides for an annual management salary of $275,000 (as was effective upon his promotion date in November 2010), subject to annual review (but no decrease), participation in the MIP at Tier I, a target bonus opportunity equal to 100% of base salary, participation in the CIC Plan and Severance Plan at the Tier I level, participation in our equity programs, and participation in our benefit plans at the same level as other senior executives. The agreement contains one-year post-termination non-solicitation and non-competition restrictions.

Timothy Hicks.    Mr. Hicks resigned as the Company’s Executive Vice President and Managing Partner, Operations on October 1, 2012. On April 3, 2013, Mr. Hicks entered into a separation agreement with the Company. Under the terms of the separation agreement, the Company agreed to pay Mr. Hicks $700,000, comprised of (i) an initial separation payment of $250,000 to be made within 30 days following execution of the agreement, and (ii) a further separation payment of $450,000 to be paid in equal monthly installments over a 14-month severance period beginning 30 days after the initial payment of $250,000 is made. The Company also agreed to release any potential claims against Mr. Hicks, including a claim for repayment of his $175,000 2010 Recognition Bonus Award. Mr. Hicks agreed to the continuation of several covenants, including confidentiality, non-solicitation and non-competition for a period of one year following his separation, in order to receive the separation payments.

Required Dodd-Frank Recoupment of Executive Compensation

We have adopted a clawback policy which will incorporate the Securities and Exchange Commission’s forthcoming rules regarding the recoupment of executive compensation (i.e., clawbacks) under the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the Sarbanes-Oxley Act of 2002 requirements. This policy will be applied to all applicable incentive compensation for our named executive officers and will enable the Company to take the steps necessary to recoup executive compensation when warranted.

Deductibility of Executive Compensation

Section 162(m) of the Code limits the deduction that a publicly held corporation is allowed for compensation paid to the chief executive officer and the other three most highly compensated executive officers other than the chief financial officer. Amounts in excess of $1 million paid to a covered executive, other than performance-based compensation, cannot be deducted. We consider ways to maximize the deductibility of executive compensation but reserve the right to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. As a result, some portion of executive compensation paid to an executive officer whose compensation is subject to the deduction limits described above may not be deductible in the United States. We have taken appropriate steps, including obtaining stockholder approval, with the intention of enabling stock options and performance-based awards made pursuant to the GlobalShare Program and annual incentives under the MIP to be fully deductible where consistent with our compensation strategy.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and this Proxy Statement.

THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

Jill Kanin-Lovers (Chair)

Mark Foster

Jane D. Hartley

Gary E. Knell

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010.

Name & Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
L. Kevin Kelly	2012	840,000	—	1,050,012	—	139,052	2,029,064
Chief Executive Officer	2011	840,000	—	1,550,017	655,200	13,185	3,058,402
	2010	840,000	—	1,050,020	—	15,657	1,905,677

Richard W. Pehlke	2012	375,000	—	374,996	201,600	—	951,596
Chief Financial Officer	2011	269,500	109,375	200,000	83,125	—	662,000

Stephen W. Beard	2012	293,750	—	299,980	161,250	11,960	766,940
General Counsel, Chief Administrative Officer and Secretary	2011	275,000	—	275,007	242,000	—	792,007
	2010	260,417	—	215,012	100,000	10,045	585,474

Timothy C. Hicks	2012	269,551	—	350,004	—	—	619,555
former Managing Partner, Operations	2011	331,250	100,000	112,498	299,269	—	843,017

(1)	The 2010, 2011 and 2012 salaries disclosed in the table reflect a full 12 months of the annual salary in effect (except for Mr. Pehlke who was not employed by the Company until August 15, 2011, and for Mr. Hicks who was not employed by the Company after October 1, 2012). The 2011 salary amount for Mr. Pehlke includes $94,500 in consulting fees for services he performed prior to joining the Company. Mr. Beard received a $210,000 salary for his position as Deputy General Counsel from January 1, 2010 until his appointment as our General Counsel in November 2010, when his salary was increased to $275,000. Mr. Beard was also paid a monthly cash stipend of $7,500 for each month during which he performed the roles of both Deputy General Counsel and Interim General Counsel.

(2)	For Mr. Pehlke, the amount in 2011 represents a minimum bonus of $109,375 for his first year of employment with the Company, 85% of which was paid in cash on March 8, 2012 and the remaining 15% of which was mandatorily deferred and will be paid in cash in equal annual installments over three years beginning on February 28, 2013. For Mr. Hicks, this column includes $100,000 which was awarded to him as a one-time transition bonus in 2011.

(3)	This column reflects the grant date fair value of RSUs and PSUs calculated in accordance with ASC Topic 718. The fair value of the RSUs was based on the closing price of the common stock on the grant date. The fair value of the target number of PSUs was estimated based on our closing stock price on the grant date. The maximum potential value of the outstanding PSUs using the closing stock price on the grant date for each of the named executive officers is: Mr. Kelly: $1,050,012; Mr. Pehlke $374,996; Mr. Beard: $299,980; and Mr. Hicks $350,004. As a result of his resignation in 2012, the RSU and PSU awards of Mr. Hicks were forfeited.

(4)	The amounts in this column for 2012 reflect total awards under the MIP to Messrs. Pehlke, and Beard, 85% of which were paid in cash on March 15, 2013 and the remaining 15% of which were mandatorily deferred and will be paid in cash ratably over three years beginning on February 28, 2014. Neither Mr. Kelly nor Mr. Hicks received a MIP payment for 2012.

The amounts in this column for 2011 reflect the total awards under the MIP to Messrs. Kelly, Pehlke, Hicks and Beard, 85% of which were paid in cash on March 8, 2012 and the remaining 15% of which were mandatorily deferred and will be paid in cash ratably over three years beginning on February 28, 2013 (except for Mr. Hicks whose future deferrals were forfeited as a result of his resignation in 2012).

The amounts in this column for 2010 reflect the total awards under the MIP to Mr. Beard, 85% of which were paid in cash on March 15, 2011 and the remaining 15% of which were mandatorily deferred and will be paid in cash ratably over three years beginning on February 29, 2012. Mr. Kelly voluntarily forfeited his MIP award to which he may have been eligible in response to cost-savings initiatives undertaken by the Company.

The non-equity incentives are discussed in further detail starting on page 22.

(5)	This column reflects all other compensation paid to the executive, including perquisites, which have an aggregate value of $10,000 or more. For Mr. Kelly, for 2012 this column includes his club initiation and other fees of $126,390, tax services of $12,267 and other miscellaneous services. For Mr. Kelly, the amounts for 2011 and 2010 include club fees, tax services, an annual physical examination and other miscellaneous services.

For Mr. Beard, the amounts for 2012 and 2010 include club fees, parking and an annual physical examination.

2012 GRANTS OF PLAN-BASED AWARDS TABLE

The table below sets forth certain information with respect to non-equity incentive plan awards that could be earned and equity granted during the fiscal year ended December 31, 2012 for each named executive officer.

Name & Principal Position	Grant Date for Equity Awards (1)	HRCC Approval Date (2)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock or Units (#) (5)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (6) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
L. Kevin Kelly	—	—	420,000	840,000	1,260,000
Chief Executive Officer	8 Mar 12	7 Feb 13							25,461			525,006
	8 Mar 12	7 Feb 13				12,721	25,461	50,992				525,006

Richard W. Pehlke	—	—	187,500	375,000	562,500
Chief Financial Officer	8 Mar 12	7 Feb 13							9,093			187,498
	8 Mar 12	7 Feb 13				4,547	9,093	18,186				187,498

Stephen W. Beard	—	—	150,000	300,000	450,000
General Counsel, Chief Administrative Officer & Secretary	8 Mar 12	7 Feb 13							7,274			149,990
	8 Mar 12	7 Feb 13				3,637	7,274	14,548				149,990

Timothy C. Hicks	—	—	175,000	350,000	525,000
former Managing Partner, Operations	8 Mar 12	7 Feb 13							8,487			175,002
	8 Mar 12	7 Feb 13				4,244	8,487	16,974				175,002

(1)	This date reflects the actual date that the grant of the named executive officer’s equity award occurred.

(2)	This date reflects the date that the Committee approved the grant of the named executive officer’s equity award.

(3)	These columns show amounts payable under the MIP for meeting specified levels of performance in 2012. These amounts reflect the range of potential payouts when the performance goals were set in 2012. The amounts actually paid under the MIP appear in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” on page 29. If the performance goals based on Company financial performance are not met at the threshold level (which would provide a payment equal to 50% of target), the amount, if any, payable under the MIP with respect to that component is at the discretion of the Committee. Except as discussed below, target level is equal to 100% of base salary and the maximum level is equal to 150% of salary. Mr. Hicks was not paid any portion of his MIP bonus since his employment terminated prior to payment.

(4)	These columns show grants of PSUs awarded to the named executive officers in 2012 under our GlobalShare Program. The PSUs are stated at their target number of shares and they vest under their terms, if at all, three years from the grant date. Upon vesting, the recipients will receive anywhere from 0% to 200% of the target number of shares based on our average percentage of Operating Income achieved over the performance period relative to the target Operating Income. The unvested PSUs are credited with dividend equivalents which are payable in cash to the extent the shares subject to the PSUs vest.

(5)	This column reflects grants of RSUs awarded in 2012 under our GlobalShare Program. All the RSUs vest in equal installments over a three-year period beginning on the first anniversary of the grant date. All unvested RSUs are credited with dividend equivalents which are payable in cash to the extent the shares subject to the RSUs vest.

(6)	This column reflects the grant date fair value of RSUs and PSUs calculated in accordance with ASC Topic 718. The fair value of the RSUs is based on the closing price of the common stock on the grant date. The fair value of the target number of PSUs was estimated based on our closing stock price on the grant date; the ultimate number and value of PSUs earned over the performance period from January 1, 2012 through December 31, 2014 will depend on our average percentage of Operating Income achieved relative to the target Operating Income and the price of our stock at vesting.

2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The table below includes certain information with respect to stock options, restricted stock units and performance stock units previously awarded to the named executive officers that were outstanding as of December 31, 2012.

Name & Principal Position	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($) (2)
L. Kevin Kelly	55,935	(3)			$33.79	6-Mar-18	6,109	(4)	93,223	18,545	(10)
Chief Executive Officer							12,878	(5)	196,518	19,316	(11)	294,762
							17,094	(6)	260,854	25,461	(12)	388,535
							25,461	(7)	388,535

Total	55,935						61,542		939,131	63,322		683,297

Richard W. Pehlke							8,047	(8)	122,797	9,093	(12)	138,759
Chief Financial Officer							9,093	(7)	138,759

Total							17,140		261,556	9,093		138,759

Stephen W. Beard							1,338	(4)	20,418	5,059	(11)	77,200
General Counsel, Chief Administrative Officer & Secretary							1,183	(9)	18,053	7,274	(12)	111,001
							3,373	(5)	51,472
							7,274	(7)	111,001

Total							13,168		200,944	12,333		188,202

Timothy C. Hicks							—		—	—		—
former Managing Partner, Operations

(1)	The market value of the stock awards was determined using our closing stock price on December 31, 2012 (the last trading day of 2012), $15.26.

(2)	The market value of the equity incentive plan awards was determined using our closing stock price on December 31, 2012 (the last trading day of 2012), $15.26.

(3)	The amount consists of stock options granted on March 6, 2008.

(4)	The amount consists of RSUs granted on March 8, 2010. The RSUs vested on March 8, 2013.

(5)	The amount consists of RSUs granted on March 8, 2011. The RSUs will vest one-half on each of March 8, 2013 and on March 8, 2014.

(6)	The amount consists of RSUs granted on May 18, 2011. The RSUs will vest one-half on each of May 18, 2013 and May 18, 2014.

(7)	The amount consists of RSUs granted on March 8, 2012. The RSUs vest 33.3% on March 8, 2013, 33.3% on March 8, 2014, and 33.4% on March 8, 2015.

(8)	The amount consists of a promotional RSU grant to Mr. Pehlke on September 28, 2011. The RSUs vest one-half on each of September 28, 2013 and September 28, 2014.

(9)	The amount consists of a promotional RSU grant to Mr. Beard on December 20, 2010. The RSUs vest on December 20, 2013.

(10)	The amount consists of PSUs granted on March 29, 2010. The PSUs are stated at target and vested on March 29, 2013. The number of shares that vest will range from 0% to 200% of target based on our average percentage of Operating Income achieved over the performance period. Based on our actual operating income results in relation to Plan for the three-year performance period, the vesting percentage to be applied to this grant upon vest is 0%. Therefore no shares vested.

(11)	The amount consists of PSUs granted on March 8, 2011. The PSUs are stated at target and vest on March 8, 2014. The number of shares that vest will range from 0% to 200% of target based on our average percentage of Operating Income achieved over the performance period.

(12)	The amount consists of PSUs granted on March 8, 2012. The PSUs are stated at target and vest on March 8, 2015. The number of shares that vest will range from 0% to 200% of target based on our average percentage of Operating Income achieved over the performance period.

2012 OPTION EXERCISES AND STOCK VESTED TABLE

The table below includes certain information with respect to the vesting of restricted stock units for the named executive officers during the fiscal year ended December 31, 2012. No stock options were exercised by the named executive officers during 2012.

	Stock Awards
Name & Principal Position	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
L. Kevin Kelly	35,000	705,950
Chief Executive Officer	12,546	258,699
	8,547	143,162

Richard W. Pehlke	4,023	51,253
Chief Financial Officer

Stephen W. Beard	1,667	33,623
General Counsel, Chief Administrative Officer and Secretary	3,024	62,355
	1,183	17,911

Timothy C. Hicks	1,379	28,435
former Managing Partner, Operations

(1)	The amounts reflect the number of RSUs converted into common shares on a one-for-one basis. In connection with the vesting of shares in this column, related dividend equivalents were paid to each executive officer in the amount of $68,745 for Mr. Kelly, $2,092 for Mr. Pehlke, $6,099 for Mr. Beard and $717 for Mr. Hicks.

(2)	The amounts reflect the pre-tax value of the number of RSUs vesting multiplied by the closing market price of our stock on the date of vesting. In those cases where the date of vesting falls on a weekend or holiday, the closing market price of the stock on the next business day is used.

PENSION BENEFITS

Pension benefits are not provided to any of our named executive officers.

2012 NONQUALIFIED DEFERRED COMPENSATION

In 2012, no named executive officer participated in, or had an account balance under, our U.S. Employee Deferred Compensation Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL

We provide certain benefits to eligible employees upon certain types of termination of employment, including a termination of employment following a change in control of the Company. These benefits are in addition to the benefits to which the employee would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, equity-based awards that are vested as of the date of termination, and the right to continued medical coverage pursuant to COBRA). These incremental benefits as they pertain to the named executive officers are described below.

CIC Plan

All named executive officers who are officers subject to Section 16 of the Securities Exchange Act of 1934 are participants under the CIC Plan. The CIC Plan provides severance benefits to the executive if he or she is terminated by us without cause, or if the executive terminates his or her employment with us for good reason, within two years of a change in control of the Company (or within six months prior to a change in control of the Company if such termination is effected prior to, but in anticipation of, the change in control).

The following benefits are to be provided under the CIC Plan to a participant upon a qualifying termination of employment:

•	Salary and other compensation earned but not paid as of the termination date, including any unpaid bonus and earned but unused vacation time.

•	A prorated bonus payment equal to the participant’s annual target bonus under the MIP as of the date immediately prior to the change in control (the “bonus amount”).

•	A lump sum payment equal to the sum of the participant’s base salary (the highest annual rate during the preceding 12 months) and annual target bonus amount multiplied by a factor of:

•	2.5 for the Chief Executive Officer.

•	2.0 for any participant in a Tier I position, which includes all other named executive officers.

•	1.0 for any participant in a Tier II position.

•

Double trigger accelerated vesting of unvested stock awards (PSUs vest at the greater of target level or the number that would be achieved based on performance) after a change in control if the CIC Plan participant’s employment is terminated for certain reasons within the two year period beginning on the date of a change in control.

•	Continuation of health, dental and/or vision benefits for one year at no additional cost to the participant with the same terms in effect immediately prior to the termination date.

•	Reimbursement of reasonable legal fees incurred by the participant in enforcing in good faith his or her rights under the CIC Plan (unless the participant was terminated for cause).

•

The CIC Plan does not provide an excise tax gross-up, but instead permits all participants to either elect to have their parachute payments reduced to ensure no excise tax liability or to receive the full amount of parachute payments and be responsible for paying all related excise taxes, interest and penalties.

The CIC Plan contains restrictive covenants that prohibit the participant, for a period of time, from working on the accounts of certain clients, with respect to which he or she had significant involvement, providing services to competitors, or soliciting or hiring employees or employee candidates of the Company. In order to receive benefits under the CIC Plan, the participant must waive his or her right to receive any severance benefits he or she is entitled to receive under any other Company severance plan or employment agreement to which we are a party.

For purposes of the CIC Plan:

•

“Cause” means the executive’s (i) willful and continued failure to substantially perform his or her duties that is not cured after notice from us (other than a failure due to a physical or mental condition), or (ii) willful misconduct that is materially injurious to us.

•

“Good reason” means the occurrence of one of the following events without the executive’s written consent: (i) the assignment to the executive of duties inconsistent with, or a reduction in his or her responsibilities or functions associated with, his or her position immediately prior to the change in control; (ii) a reduction in the executive’s base salary or any failure to pay the executive any compensation within seven days of the due date for such payment; (iii) a change by 50 miles or more of the executive’s principal work location; (iv) a substantial change in the executive’s required business travel; (v) our failure to continue substantially similar benefits under its welfare and fringe benefit plans, its taking any action that adversely affects or reduces the executive’s benefits under such plans, or its failure to provide the executive with his or her accrued vacation days in accordance with our policy in effect immediately prior to the change in control; (vi) the failure to provide the executive with the bonus and long term incentive opportunity available immediately prior to the change in control; (vii) a material increase in the executive’s working hours; or (viii) the failure of any successor to the Company to assume the obligations under the CIC Plan.

•

“Change in control” means (i) a person’s acquisition of more than 30% of the voting power of our outstanding securities; (ii) during any 24 month period, the incumbent board members, and generally any new directors elected by at least 2/3 of the incumbent or previously approved board members, cease to constitute a majority of the board; (iii) a merger or consolidation of the Company (other than a merger or consolidation that (A) results in our outstanding voting securities continuing to represent more than 66 2/3% of the combined voting power of the outstanding securities immediately after the transaction, or (B) after which no person holds 30% or more of the combined voting power of the outstanding securities immediately after the transaction); (iv) a complete liquidation, or a sale of substantially all of the assets, of the Company; or (v) any other event that the Board determines to be a change in control. A change in control does not include any of the above events if after such event we cease to be subject to Section 13 or 15(d) of the Securities Exchange Act and no more than 50% of the outstanding stock is owned by any entity subject to such requirements, or our executive officers own 25% or more of the then outstanding common stock or 25% or more of the combined voting power of the outstanding voting securities.

Severance Plan

The Severance Plan provides severance benefits to select employees. Benefits are not available if the termination is due to voluntary resignation, leave of absence, retirement, death or disability. If the termination is due to the employee’s transfer to an unaffiliated business, the sale of the stock or assets of the Company or the outsourcing of a division, department, business unit or function, severance benefits will be provided only if the employee has not been offered employment with the successor entity. An employee’s receipt of severance benefits is conditioned on his or her execution of a release. The severance benefit payable to a participant is equal to the sum of the participant’s base salary rate in effect on the date of termination and target bonus amount multiplied by a factor of:

•	2.0 for the Chief Executive Officer;

•	1.5 for any Tier I MIP participant (other than the Chief Executive Officer), which includes each of the other named executive officers.

The severance benefits will be paid to the participant in equal installments over the severance period in accordance with applicable payroll procedures, beginning no later than 30 days after the participant delivers an executed release. In addition, the Severance Plan includes a six-month non-solicitation and non-compete provisions that apply to the extent the participant is not already subject to such restrictions pursuant to another agreement with us.

CEO Employment Agreement

Under his employment agreement, Mr. Kelly is also entitled to severance benefits either under the CIC Plan or as set forth in the agreement as described in this paragraph, whichever is more favorable at the time. If he resigns for good reason or he is terminated without cause (as defined in his agreement), his severance benefit is equal to 1.5 times the sum of his base salary and target bonus, plus a prorated target bonus for the year of termination (conditioned upon signing a release of claims). If he resigns for good reason or he is terminated without cause during the period beginning six months prior to, and ending two years after, a change in control of the Company (as defined in the CIC Plan), his severance benefit is equal to 2.5 times the sum of his base salary and target bonus, plus a pro rata bonus for the year of termination (conditioned upon signing a release of claims). Severance benefits also include continued medical benefits at active employee rates for one year and a tax gross-up payment as described above for the CIC Plan, if applicable.

In 2011, the Committee and Mr. Kelly amended his employment agreement to eliminate the excise tax gross-up provision and to eliminate the “evergreen” provision that automatically renews the term of the agreement. As amended, Mr. Kelly’s employment agreement provides for a term of three years, and it permits Mr. Kelly to either elect to have his parachute payment reduced to ensure no excise tax liability or to receive the full amount of parachute payments and be responsible for paying all related excise taxes, interest and penalties.

Bonus, Restricted Stock Unit and Bonus Cash Deferral Retirement Policy

We maintain a Bonus, Restricted Stock Unit and Bonus Cash Deferral Retirement Policy (“Retirement Policy”). Under the Retirement Policy, an employee is eligible for retirement if all three of the following criteria have been met:

•	Age 55 or older on the date of retirement;

•	Combined age and years of service add up to at least 70 on the date of retirement; and

•	Notification of the intent to retire is made no later than October 15th of the fiscal year before the year of actual retirement.

The Retirement Policy allows for the continued vesting of RSUs and bonus cash deferrals, and the payment of the annual incentive, if any, that would have been earned for the year of retirement even if the employee retires prior to the actual date of payment. The employee is also eligible for an annual incentive in the year following retirement.

None of the named executive officers qualified for retirement under the Retirement Policy on December 31, 2012.

2007 GlobalShare Program

All employees are eligible to receive awards under our GlobalShare Program.

For purposes of the Program, the definition of a change in control is the same as included in our CIC Plan (see page 26 for more details).

All agreements with respect to awards of stock options, RSUs and PSUs granted under the 2007 GlobalShare Program provide for immediate vesting of all outstanding awards in the event of a termination by reason of death or disability as defined under the Program. In such events, the PSUs granted in 2009 would vest based on our relative TSR performance versus the peer group as calculated at the end of the month preceding the month of death or disability while the PSUs granted after 2009 would vest at target upon death or disability. The award agreements were amended in 2011 to provide that (1) after a change in control and an executive officer’s termination of employment for certain reasons within the two year period beginning on the date of a change in control, the unvested awards immediately vest and (2) awards under agreements will be subject to any clawback policy developed by the Board of Directors or Human Resources and Compensation Committee that is consistent with applicable law.

MIP Deferrals

As noted above, 15% of each named executive officer’s earned MIP bonus for a particular year gets deferred and is then to be paid out equally over the following three years. In the event of a change in control, death or disability, such amounts would vest and be paid out in a single lump sum within 30 days. If an executive officer leaves prior to payment of any deferred MIP bonus amount, such amounts are forfeited. The named executive officers had the following deferred MIP payout amounts outstanding at December 31, 2012:

	Outstanding Amount of Deferred MIP Payout for:
Executive	2010	2011
L. Kevin Kelly	$0	$98,280
Richard W. Pehlke	N/A	$28,875
Stephen W. Beard	$10,000	$36,300

Contingent Payments

The tables below show the additional benefits and payments to be made in the event of a termination by us without cause, resignation by the executive for good reason, termination by reason of death or long-term disability, or termination following a change in control of the Company, on December 31, 2012 (the last business day in fiscal 2012) for each of L. Kevin Kelly, Richard W. Pehlke and Stephen W. Beard. The termination benefits for Mr. Hicks pursuant to his separation agreement are discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

L. Kevin Kelly

	Involuntary Termination Without Cause (1)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary	$1,680,000	$0	$2,100,000
Management bonus	$1,680,000	$0	$2,100,000
Prorated bonus	$840,000	$0	$840,000
Continued health coverage (4)	$22,549	$0	$16,793
Vesting of unexercisable stock options (5)	$0	$0	$0
Vesting of outstanding RSUs and PSUs (6)	$0	$1,622,428	$1,622,428
Vesting of deferred MIP Bonus (7)	$0	$98,280	$98,280

Total	$4,222,549	$1,720,708	$6,777,501

Richard W. Pehlke

	Involuntary Termination Without Cause (8)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary	$562,500	$0	$750,000
Management bonus	$562,500	$0	$750,000
Prorated bonus	$0	$0	$375,000
Continued health coverage (4)	$15,213	$0	$11,373
Vesting of unexercisable stock options (5)	$0	$0	$0
Vesting of outstanding RSUs and PSUs (6)	$0	$400,316	$400,316
Vesting of deferred MIP Bonus (7)	$0	$28,875	$28,875

Total	$1,140,213	$429,191	$2,315,564

Stephen W. Beard

	Involuntary Termination Without Cause (8)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary	$450,000	$0	$600,000
Management bonus	$450,000	$0	$600,000
Prorated bonus	$0	$0	$300,000
Continued health coverage (4)	$9,791	$0	$7,226
Vesting of unexercisable stock options (5)	$0	$0	$0
Vesting of outstanding RSUs and PSUs (6)	$0	$389,145	$389,145
Vesting of deferred MIP Bonus (7)	$0	$46,300	$46,300

Total	$909,791	$435,445	$1,942,671

(1)	The amounts reflect benefits payable under Mr. Kelly’s employment agreement and the Severance Plan if he is terminated by us without cause or if he resigns for good reason equal to: (i) two times his base salary and management incentive target, (ii) a prorated target bonus for the year in which the termination occurs and (c) continued medical benefits at active employee rates for one year.

(2)	The immediate vesting of the equity awards upon termination due to death or disability is a benefit provided under all of the executives’ outstanding equity agreements. In addition, the executive will receive the deferred portion of his MIP bonuses.

(3)	Mr. Kelly’s employment agreement provides the following benefits if he is terminated by us without cause or voluntarily resigns for good reason within six months prior to or two years following the change in control: (i) two and a half times the sum of base salary and MIP target; (ii) a pro rata target bonus for the year in which the termination occurs; (iii) continued medical benefits at active employee rates for one year; and (iv) vesting of equity awards. (Under the GlobalShare Program, vesting of equity awards granted on or before 2011 is accelerated upon the change in control, even if employment continues, while vesting of equity awards granted after 2011 (PSUs vest at the greater of target level or the number that would be achieved based on performance) is accelerated upon a termination of employment within two years following the change in control.)

The amounts reflect benefits payable to Messrs. Pehlke and Beard under the CIC Plan if the executive is terminated by us without cause or the executive voluntarily resigns for good reason within two years following the change in control. The severance benefit is equal to: (i) two times the sum of the highest base salary during the preceding 12 months and MIP target; (ii) a prorated portion of the target bonus for the year in which the termination occurs; (iii) continued medical benefits at active employee rates for one year; and

(iv) vesting of equity awards. (Under the GlobalShare Program vesting of equity awards granted on or before 2011 is accelerated upon the change in control, even if employment continues, while vesting of equity awards granted after 2011 (PSUs vest at the greater of target level or the number that would be achieved based on performance) is accelerated upon a termination of employment within two years following the change in control.)

(4)	The amounts reflect the Company paid-premiums for such coverage.

(5)	The amounts are equal to the difference (not less than zero) between the closing stock price on December 31, 2012, the last business day in fiscal 2012, ($15.26) and the option exercise price multiplied by the number of outstanding unexercisable stock options. All of the outstanding stock options on December 31, 2012 had exercise prices above the stock price on that date ($15.26) so no amounts are included.

(6)	The amounts are equal to the closing stock price on December 31, 2012 ($15.26) multiplied by the number of outstanding unvested RSUs and target PSUs.

(7)	Vesting of the deferred portion of the 2010 and 2011 MIP bonuses is accelerated upon death, disability or change in control.

(8)	The amounts reflect benefits payable under our Management Severance Plan (as amended December 31, 2011) equal to: (i) one and a half times the sum of base salary and MIP target on the date of termination; and (ii) continued health coverage at no cost for one year.

DIRECTOR COMPENSATION

We provide compensation to non-employee directors that is competitive with other similarly sized publicly traded companies in order to attract and retain qualified directors. Compensation is paid in a mix of cash and equity to ensure directors are aligned with the interests of the stockholders and our long-term strategy. Additional compensation is also provided to a director who serves as chair of the Board of Directors or a Board Committee to reflect the additional time, risk and skill-level required to fulfill this role.

We do not provide any compensation to directors who are also employees of the Company for their service as directors.

Cash Compensation.    Each director receives an annual cash retainer of $75,000. All cash retainers are payable on a quarterly basis. In addition, we reimburse the directors for any out-of-pocket expenses associated with their Board service.

The Audit and Finance Committee Chair receives an additional cash retainer of $30,000 and each member of the Audit and Finance Committee (including the Chair) receives an additional cash retainer of $10,000. The Human Resources and Compensation Committee Chair receives an additional cash retainer of $30,000. The Nominating and Board Governance Committee Chair receives an additional cash retainer of $10,000. The Non-Executive Chair of the Board of Directors receives an additional cash retainer of $75,000.

Equity Compensation.    Each director receives an annual equity retainer of $75,000 payable in the form of RSUs awarded as of the date of our Annual Meeting of Stockholders. The RSUs vest and are payable on the date a director ceases to serve on the Board. A director may elect to receive payment of the annual equity retainer in shares of common stock in lieu of the RSUs described above. For a director who joins the Board after our Annual Meeting of Stockholders, a pro-rata equity award may be made on the date of his or her appointment to the Board. We no longer grant awards of stock options to our directors.

Non-Employee Directors Voluntary Deferred Compensation Plan.    Pursuant to our Non-Employee Directors Voluntary Deferred Compensation (“VDC”) Plan, directors may defer up to 100% of their cash compensation per year. To enroll in our VDC Plan, a director needs to complete an election form in a timely manner and choose from investment funds offered by Vanguard (the VDC Plan Administrator). A participant is not able to invest deferred amounts in Company stock. Vanguard calculates the earnings for the funds selected by each director. The election remains in effect for all subsequent years until a director makes a different election. The distributions are payable in a lump sum on the date a director ceases to serve on the Board.

Stock Ownership Guidelines.    We adopted stock ownership guidelines for the directors on May 24, 2007. Each director has three years to achieve and maintain a stock ownership level equal to three times the annual cash retainer ($225,000 for 2012). Stock included for determining the satisfaction of the guidelines includes direct stock ownership and RSUs. Each of our directors either has satisfied the stock ownership guidelines or is on track to do so within the required three-year period.

2012 Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2012.

Name (1)	Fees Earned or Paid in Cash ($) (2)		Stock Awards ($) (3)		Total ($)
Richard I. Beattie	150,000	(5)	75,000	(10)	225,000
John A. Fazio	115,000	(6)	75,000	(11)	190,000
Mark Foster	75,000		75,000	(10)	150,000
Jane D. Hartley	75,000		75,000	(10)	150,000
Jill Kanin-Lovers	115,000	(7)	75,000	(10)	190,000
Gary E. Knell	85,000	(4)(8)	75,000	(11)	160,000
Robert E. Knowling, Jr.	85,000	(4)(9)	75,000	(11)	160,000
V. Paul Unruh	85,000	(9)	75,000	(10)	160,000

(1)	L. Kevin Kelly, our Chief Executive Officer, is not included in this table as he is our employee and thus received no compensation for his service as a director. The compensation received by Mr. Kelly as an employee is shown in the “Summary Compensation Table” on page 29.

(2)	The amounts reflect cash compensation earned by each director in 2012 and include amounts deferred at the director’s election.

(3)	The amounts reflect the grant date fair value for financial reporting purposes as determined in accordance with ASC Topic 718 for RSUs granted under the 2007 GlobalShare Program.

(4)	The fees earned were all deferred pursuant to our VDC Plan.

(5)	Mr. Beattie earned an additional cash retainer of $75,000 as Non-Executive Chair of the Board of Directors.

(6)	Mr. Fazio earned an additional cash retainer of $30,000 as Chair of the Audit and Finance Committee and $10,000 as a member of that Committee.

(7)	Ms. Kanin-Lovers earned an additional cash retainer of $30,000 as Chair of the Human Resources and Compensation Committee. She also earned an additional cash retainer of $10,000 as a member of the Audit and Finance Committee.

(8)	Mr. Knell earned an additional cash retainer of $10,000 as Chair of the Nominating and Board Governance Committee.

(9)	Mr. Knowling Jr. and Mr. Unruh each earned an additional cash retainer of $10,000 as members of the Audit and Finance Committee.

(10)	The amount reflects an award of stock granted on May 24, 2012 (the date of the Annual Meeting of Stockholders). The award was equal to the annual equity retainer of $75,000, rounded to the nearest whole number of shares ($75,000 divided by the closing stock price on the date of grant of $16.52, rounded to the nearest whole share, 4,540 shares).

(11)	The amount reflects an award of RSUs granted on May 24, 2012 with the same value as the award of stock described in footnote (10).

Unvested Restricted Stock Units (“RSUs”) Outstanding at December 31, 2012

Non-Employee Director
Richard I. Beattie	2,879
John A. Fazio	10,224
Mark Foster	0
Jane D. Hartley	0
Jill Kanin-Lovers	870
Gary E. Knell	19,718
Robert E. Knowling, Jr.	25,216
V. Paul Unruh	770

Total	59,677

PROPOSAL II—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, the Company is required to submit to stockholders a resolution subject to an advisory vote to approve the compensation of the Company’s named executive officers.

The Board of Directors encourages stockholders to carefully review the Executive Compensation section of this Proxy Statement, including the Compensation Discussion and Analysis, for a thorough discussion of the Company’s compensation program for named executive officers. The Company’s executive compensation objectives are to: (i) link pay with performance; (ii) be aligned with stockholder interests; (iii) support the execution of our business strategy; and (iv) attract, retain, and reward the best talent. To achieve these goals, our executive compensation programs are designed to:

•	Link compensation to stockholder value creation and the long-term profitable growth of the Company;

•	Be market competitive with executive search, leadership advisory and other consulting firms, both public and private, with which we compete for executive talent;

•	Support our key business strategies, as well as our revenue and operating income growth objectives;

•	Be internally fair and equitable between executives;

•	Reflect an executive’s individual performance and career potential; and

•	Encourage Company stock ownership.

Accordingly, the following resolution is submitted for an advisory stockholder vote at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Disclosure and Analysis, compensation tables and narrative discussion, is hereby approved.”

As this is an advisory vote, the result will not be binding on the Company, the Board of Directors or the Human Resources and Compensation Committee, although the Board of Directors and the Human Resources and Compensation Committee will carefully consider the outcome of the vote when evaluating the Company’s compensation program.

The current frequency of our stockholder advisory vote on executive compensation is annually, and the next such vote will be held at our 2014 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

VOTING SECURITIES OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock, which is the only outstanding class of voting securities or other equity securities of the Company, as of April 1, 2013 (except where otherwise noted) for: (i) each of the Company’s directors; (ii) each of the executive officers named in the Summary Compensation Table; (iii) each person known to us to be the beneficial owner of 5% or more of the outstanding shares of common stock; and (iv) all of the directors and executive officers as a group. On April 1, 2013, there were 18,059,308 shares of common stock outstanding.

The information provided in the table is based on the Company’s records, information filed with the SEC and information provided to Heidrick, except where otherwise noted.

The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire as within 60 days of April 1, 2013 (May 31, 2013) through the exercise of any stock options and through the vesting of restricted stock units (‘‘RSUs’’) payable in shares. Beneficial ownership excludes options or RSUs vesting after May 31, 2013. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares set forth in the following table.

Names (1) (2)	Shares of Common Stock Beneficially Owned		Directors’ Unvested RSUs (3)	Percent
Richard I. Beattie	19,036		2,879	*
John A. Fazio	16,452		10,224	*
Mark Foster	4,540		0	*
Jane D. Hartley	15,130		0	*
Jill Kanin-Lovers	22,337		870	*
Gary E. Knell	0		19,718	*
Robert E. Knowling, Jr.	0		25,216	*
V. Paul Unruh	22,337		770	*
Stephen W. Beard (4)	15,561			*
Timothy C. Hicks (4)	4,101			*
L. Kevin Kelly (4)(5)	195,335			1.1%
Richard W. Pehlke (4)	7,054			*
Matthew W. Hallgren (4)	5,068			*
Azzurro Capital Inc. (6)	1,798,611			10.0	%(11)
Heartland Advisors, Inc. (7)	1,705,604			9.4	%(11)
BlackRock, Inc. (8)	1,397,306			7.7	%(11)
Franklin Templeton Investments Corp. (9)	1,295,046			7.2	%(11)
The Vanguard Group, Inc. (10)	929,997			5.1	%(11)
On April 1, 2013, the shares beneficially owned by all executive officers and directors as a group (13 persons) were:	326,951	(4)	59,677	1.8%

*	Represents holdings of less than one percent (1%).

(1)	The mailing address for each executive officer and director is 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303.

(2)

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, restricted stock units and shares of common stock issuable pursuant to stock options that are exercisable on April 1, 2013, or which will become exercisable within 60 days of that date, are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other stockholder.

(3)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, the Directors’ Unvested RSUs set forth in the table are not deemed to be issued and outstanding and are not included in the computation of a person’s percentage ownership.

(4)	The number of shares listed for Messrs. Beard, Kelly, Pehlke and Hallgren and the directors and officers as a group does not include: 20,319; 69,757; 27,608; 5,814 and 123,498, respectively, that the holders may have the right to receive beyond 60 days from April 1, 2013.

(5)	The number of shares shown for Mr. Kelly includes 55,935 shares issuable pursuant to stock options granted under the GlobalShare Program, which were exercisable on April 1, 2013, or which will become exercisable within 60 days of that date.

(6)	Number is based on information contained in Schedule 13D/A filed with the Securities and Exchange Commission on May 1, 2012. The mailing address for Azzurro Capital Inc. is Walker House, 87 Mary Street, George Town, Grand Cayman.

(7)	Number is based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2013. The mailing address for Heartland Advisors, Inc. is 789 North Water Street, Milwaukee, WI 53202.

(8)

Number is based on information contained in Schedule 13G/A filed with the Securities and Exchange Commission on February 4, 2013. The mailing address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(9)	Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on January 30, 2013. The mailing address for Franklin Templeton Investments Corp. is 200 King Street West, Suite 1500, Toronto, Ontario, Canada M5H 3T4.

(10)	Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 7, 2013. The mailing address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(11)	The “Percent” for each of Azzurro Capital Inc., BlackRock, Inc., Franklin Templeton Investments Corp., Heartland Advisors, Inc. and The Vanguard Group, Inc. was calculated by using the disclosed number of beneficially owned shares as the numerator, respectively, and the number of the Company’s outstanding common shares as of April 1, 2013 as the denominator.

REPORT OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

The Audit and Finance Committee of the Board of Directors is responsible for providing general oversight of the Company’s financial accounting and reporting processes, selection of critical accounting policies, and the Company’s system of internal controls. The Audit and Finance Committee is presently comprised of four directors, Messrs. Fazio, Knowling and Unruh and Ms. Kanin-Lovers, each of whom is independent within the meaning of the Company’s Director Independence Standards and the applicable NASDAQ Rules. The Board of Directors has determined that John A. Fazio and V. Paul Unruh are “audit committee financial experts” as defined in the SEC Rules. During 2012, the Audit and Finance Committee met thirteen times.

As part of its oversight of the Company’s financial statements, the Audit and Finance Committee reviews and discusses with both management and its independent registered public accounting firm, KPMG LLP, all annual and quarterly financial statements prior to their issuance. The Audit and Finance Committee reviews key initiatives and programs aimed at strengthening the effectiveness of the Company’s disclosure control structures, including its internal controls, as well as providing oversight of the Company’s risk management protocols.

The Audit and Finance Committee reviewed and discussed with KPMG LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit and Finance Committee has also received the written disclosures and the letter from KPMG LLP, required by applicable requirements of the Public Accounting Oversight Board, regarding KPMG LLP’s communications with the Audit and Finance Committee concerning independence, and has discussed with KPMG LLP the firm’s independence from the Company.

The Audit and Finance Committee’s meetings included, whenever appropriate, executive sessions with KPMG LLP and with the Company’s Vice President of Internal Audit, in each case without the presence of management, to raise and discuss any issues they may have about the financial statements and the adequacy and proper functioning of the Company’s internal and disclosure control systems and procedures.

In performing these functions, the Audit and Finance Committee acted and continues to act only in an oversight capacity on behalf of the Board of Directors. Management has primary responsibility for the Company’s financial statements and the overall reporting process, including its systems of internal and disclosure controls. In its oversight role, the Audit and Finance Committee necessarily relies on the procedures, work and assurances of management. KPMG LLP has audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the Company’s financial position, results of operation and cash flows in conformity with generally accepted accounting principles in the U.S., and discussed any issues they believe should be raised with the Audit and Finance Committee.

During 2012, management documented, tested and evaluated the Company’s internal controls pursuant to the requirements of the Sarbanes-Oxley Act of 2002. Management and KPMG LLP kept the Audit and Finance Committee apprised of the Company’s progress at each regularly scheduled Audit and Finance Committee meeting. Management and KPMG LLP have each provided the Audit and Finance Committee with a report on the effectiveness of the Company’s internal controls. The Audit and Finance Committee has reviewed management’s and KPMG LLP’s assessment of the effectiveness of the Company’s internal controls included in the Annual Report on Form 10-K for the year ended December 31, 2012.

Based on the above mentioned reviews and discussions with management and its independent registered public accounting firm, the undersigned Audit and Finance Committee members recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012. The Audit and Finance Committee has also appointed KPMG LLP as the Company’s independent registered public accounting firm for 2013.

THE AUDIT AND FINANCE COMMITTEE

John A. Fazio (Chair)

Jill Kanin-Lovers

Robert E. Knowling, Jr.

V. Paul Unruh

AUDIT FEES

The Audit and Finance Committee has established a policy governing the engagement of the Company’s independent auditors for audit and non-audit services. Under this policy, the Audit and Finance Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent auditors to assure that the provision of such services does not impair the auditor’s independence. The Audit and Finance Committee has delegated the authority to evaluate and approve audit and permissible non-audit fees and engagements up to $100,000 to the Audit and Finance Committee Chair. In this event, the Chair then presents a summary of the fees and services to the Committee at its next meeting. The independent auditor may not perform any non-audit service which independent auditors are prohibited from performing under the SEC Rules or the rules of the Public Company Accounting Oversight Board. KPMG LLP did not perform any non-audit services in 2012.

At the beginning of each fiscal year, the Audit and Finance Committee reviews with management and the independent auditor the types of services that are likely to be required throughout the year. For each proposed service, the independent auditor provides documentation regarding the specific services to be provided. At that time, the Audit and Finance Committee pre-approves a list of specific audit related services that may be provided and sets fee limits for each specific service or project. Management is then authorized to engage the independent auditor to perform the pre-approved services as needed throughout the year, subject to providing the Audit and Finance Committee with regular updates. The Audit and Finance Committee must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent auditor. The Audit and Finance Committee also must approve in advance any fees for pre-approved services that exceed the pre-established limits, as described above.

All services provided by KPMG LLP in 2012 were, and all services to be provided by KPMG LLP in 2013 will be, permissible under applicable laws and regulations.

Fee Category	2012*	2011
Audit Fees (1)	$2,295,449	$2,308,200
Audit-Related Fees (2)	30,000	28,000
Tax Fees (3)	—	—
All Other Fees	—	—

Total Fees	$2,325,449	$2,336,200

(1)	Fees for professional services rendered for the audit of the Company’s annual consolidated financial statements, reviews of the consolidated financial statements included in its Quarterly Reports on Form 10-Q, statutory audits required internationally and the audit of the Company’s internal controls over financial reporting.

(2)	Fees for the audit of the Company’s 401(k) plan in 2011 and 2012.

(3)	Fees for tax compliance services.

*	Subject to final Audit and Finance Committee approval.

PROPOSAL III—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit and Finance Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2013, and has further directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP was the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2012, and has been the independent registered public accounting firm for the Company since 2002. We are asking the stockholders to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2013.

Representatives of KPMG LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Stockholder ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s Amended and Restated Bylaws or other applicable legal requirements. However, the Board of Directors is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate governance. In the event stockholders fail to ratify the appointment, the Board of Directors may reconsider this appointment. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors determines that such a change would be in the Company’s and stockholders’ best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE 2013 FISCAL YEAR.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth additional information as of December 31, 2012, about shares of our common stock that may be issued upon the vesting of restricted stock units and performance stock units and the exercise of options under our 2007 GlobalShare Program, divided between plans approved by our stockholders and plans or arrangements not submitted to the stockholders for approval.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	506,590	(1)(2)	$33.79	1,382,416	(3)
Equity compensation plans not approved by stockholders	—		—	—

Total equity compensation plans	506,590		$33.79	1,382,416

(1)	Includes 361,778 restricted stock units, 80,000 performance stock units at their target levels and 64,812 options.

(2)	As of April 1, 2013, the number of securities to be issued upon the exercise of outstanding options, warrants and rights includes 418,966 restricted stock units, 143,895 performance stock units at their target levels and 64,812 options, with a weighted average exercise price of $33.79 and a weighted average remaining term of 4.9 years.

(3)	As of April 1, 2013, the number of securities that remain available for issuance under equity compensation plans approved by stockholders is 1,171,037. Between April 1, 2013 and our Annual Meeting on May 23, 2013, we do not expect to grant any shares under the existing equity compensation plans, except for approximately 40,000 shares to the directors, which represents the annual equity component of the directors’ retainer compensation. The directors’ share awards will be granted on the date of the Annual Meeting of Stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Various Company policies and procedures, which include the Code of Business Conduct (applicable to all executive officers and non-employee directors) and annual questionnaires completed by all Company directors and executive officers, require disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC and NASDAQ Rules. Pursuant to its charter, the Nominating and Board Governance Committee of the Board of Directors—in consultation with the Audit and Finance Committee—reviews and approves related party transactions. Although the Company’s processes vary with the particular transaction or relationship, when such a transaction or relationship is identified, the Nominating and Board Governance Committee evaluates the transaction or relationship and approves or ratifies it (without the vote of any interested person) only if it is judged to be fair and in the best interests of the Company. In addition, it is the practice of the Nominating and Board Governance Committee, although not part of a written policy, to review each of the transactions specifically disclosed as a related party transaction in connection with its review of the proxy statement for the Annual Meeting of Stockholders, to the extent any such transaction has not previously been reviewed, applying the same standard.

There were no transactions in 2012 that required approval under the Company’s policies and procedures or the rules and regulations of the SEC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s officers and directors, and persons who own ten percent (10%) or more of a registered class of the Company’s equity securities, file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. These officers, directors and persons holding ten percent (10%) or more of the outstanding shares of Company common stock are also required by the Securities and Exchange Commission rules to furnish the Company with copies of all forms they file.

Based solely on a review of the copies of the forms and written representations from certain reporting persons, the Company believes that, during 2012, all forms required under Section 16(a) applicable to its officers, directors, and persons holding ten percent (10%) or more of the outstanding shares of Company common stock were filed on a timely basis.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Advance Notice Procedures.    Under the Company’s Amended and Restated Bylaws, no business may be brought before an Annual Meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote at the meeting who has delivered advance notice to the Company. The advance notice must contain certain information specified in the Company’s Amended and Restated Bylaws and be delivered to the Secretary at the Company’s principal executive offices (233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606) not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s Annual Meeting. These requirements are separate from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a stockholder proposal included in the proxy statement for the 2014 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“SEC Rule 14a-8”) and apply regardless of whether the stockholder is seeking to include the proposal in the Company’s proxy statement.

Stockholder Proposals to be Included in the Proxy Statement.    Proposals of the Company’s stockholders intended to be included in the proxy materials for the 2014 Annual Meeting of Stockholders must be received by the Secretary at the Company’s principal executive offices by December 17, 2013. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2014 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. A proposal that does not comply with the applicable requirements of SEC Rule 14a-8 will not be included in the Company’s proxy materials for the 2014 Annual Meeting of Stockholders.

OTHER MATTERS

As of the date of this Proxy Statement, the above is the only business the Company is aware of that is to be acted upon at the Annual Meeting. If, however, other matters should properly come before the Company at the Annual Meeting, the persons named in the proxy will vote on those matters according to their best judgment.

By the order of the Board of Directors,
Stephen W. Beard
Secretary

Chicago, Illinois

April 24, 2013

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

HEIDRICK & STRUGGLES INTERNATIONAL, INC. 233 S. WACKER DR. SUITE 4200 CHICAGO, IL 60606

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                                                                                                                KEEP THIS PORTION FOR YOUR RECORDS

— — — — —  —  —  — — —  —  —  — — — —  —  — —  —  —  —  —  — —  —  — —  —  —  —  —  —  —  — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	All	All	Except
The Board of Directors recommends you vote FOR the following:
1. Election of Directors	☐	☐	☐
Nominees:
01 Richard I. Beattie 02 John A. Fazio 03 Mark Foster
The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain
2. Advisory vote to approve executive compensation.					☐	☐	☐
3. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013.					☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)			☐
	Yes	No
Please indicate if you plan to attend this meeting	☐	☐
Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

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HEIDRICK & STRUGGLES INTERNATIONAL, INC.

Annual Meeting of Stockholders

May 23, 2013 9:00 AM Eastern Daylight Time

Law Offices of Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Richard W. Pehlke and Stephen W. Beard, or each of them as Proxies, with full power of substitution to vote, as directed, all the shares of common stock of Heidrick & Struggles International, Inc. held of record as of April 1, 2013, at the Annual Meeting of Stockholders to be held on May 23, 2013, or any adjournment of the meeting. This Proxy authorizes each of them to vote in their discretion on any matter that may properly come before the annual meeting or any adjournment of the meeting.

This Proxy, when properly executed, will be voted in the manner directed by you. If you sign and return this Proxy but do not give any direction, this proxy will be voted “FOR” Proposals (1), (2) and (3) and in the discretion of the Proxies upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

Unless otherwise specified, in order for your vote to be submitted by proxy, you must (i) properly complete the Internet or telephone voting instructions or (ii) properly complete and return this Proxy in order that, in either case, your vote is received no later than 11:59 p.m. Eastern time on May 22, 2013.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side